                                                                     EXHIBIT 2.1
                                                                     to Form 8-K

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


--------------------------------------------x
In re:                                      :        Chapter 11
                                            :
CLASSIC COMMUNICATIONS, INC.,               :        Case Nos.  01-11257 (PJW)
ET AL.,                                     :        through 01-11272 (PJW)
                                            :
                           Debtors.         :        Jointly Administered
                                            :
--------------------------------------------x

                FIRST AMENDED PLAN OF REORGANIZATION PURSUANT TO
             CHAPTER 11 OF THE BANKRUPTCY CODE JOINTLY PROPOSED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND THE
                      DEBTORS' PREPETITION SECURED LENDERS


ORRICK, HERRINGTON & SUTCLIFFE, LLP             WEIL, GOTSHAL & MANGES LLP
666 Fifth Avenue                                767 Fifth Avenue
New York, NY  10103                             New York, NY  10153-0119
(212) 506-5000                                  (212) 310-8000

and                                             and

WALSH MONZACK and MONACO, P.A.                  RICHARDS, LAYTON & FINGER PA
1201 N. Orange Street, Suite 400                One Rodney Square
Wilmington, DE 19801                            Wilmington, DE  19801
(302) 656-8162                                  (302) 658-6541

Co-Attorneys for the Official Committee         Co-Attorneys for Goldman Sachs
of Unsecured Creditors                          Credit Partners L.P., as Agent

Dated:  November 8, 2002

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


--------------------------------------------x
In re:                                      :        Chapter 11
                                            :
CLASSIC COMMUNICATIONS, INC.,               :        Case Nos.  01-11257 (PJW)
ET AL.,                                     :        through 01-11272 (PJW)
                                            :
                           Debtors.         :        Jointly Administered
                                            :
--------------------------------------------x

                  FIRST AMENDED PLAN OF REORGANIZATION PURSUANT
              TO CHAPTER 11 OF THE BANKRUPTCY CODE JOINTLY PROPOSED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND
                    THE DEBTORS' PREPETITION SECURED LENDERS

                  The official committee of unsecured creditors and the prepetition secured lenders of the above-captioned debtors and debtors-in-possession, jointly propose the following plan of reorganization pursuant to section 1121(a) of Title 11, United States Code for Classic Communications, Inc. and the other above-captioned Debtors.

         SECTION 1 DEFINITIONS AND INTERPRETATION

         A.       DEFINITIONS

                  The following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural):

                  1.1 ADMINISTRATIVE BAR DATE means the date fixed pursuant to
Section 2.2 of the Plan by which all Persons asserting certain Administrative Expense Claims arising after the Commencement Date must have filed requests for payment of such Administrative Expense Claims or be forever barred from asserting such Claims against the Debtors, the Estates, the Reorganized Debtors or their property, or such other date by which any such Administrative Expense Claims must be filed as may be fixed by order of the Bankruptcy Court; provided, however, that such date shall not apply to Fee Claims unless otherwise provided by order of the Bankruptcy Court.

                  1.2 ADMINISTRATIVE EXPENSE CLAIM means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases entitled to priority as an administrative expense under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (i) any actual and necessary costs and expenses of preserving one or more of the Estates or operating one or more of the Debtors' businesses, including the Indenture Trustee Fee; (ii) compensation for legal and other services and reimbursement of expenses awarded under sections 327, 328, 330(a), 331, 503(b) or 1103 of the Bankruptcy Code or otherwise allowed by the Bankruptcy Court; and (iii) any fees or charges assessed against one or more of the Estates of the Debtors under Section 1930 of chapter 123 of title 28 of the United States Code.

                  1.3 ALLOWED CLAIM means, any Claim, other than a Disputed Claim or a Disallowed Claim: (i) which has been listed by any Debtor in the Schedules as liquidated in amount and not disputed or contingent and for which no contrary or inconsistent proof of Claim has been filed; or (ii) that has been timely filed and: (a) as to which no objection to allowance has been filed prior to the deadline by which such objections must be filed in accordance with
Section 8.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court and as to which such deadline has expired; or (b) as to which an objection has been filed and the amount of such Claim has been determined by a Final Order; provided, however, that any Claim allowed solely for the purpose of voting to accept or reject the Plan pursuant to a Final Order of the Bankruptcy Court or otherwise shall not be considered an "Allowed Claim" hereunder. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

                  1.4 AGENTS means Goldman, as administrative agent, lead arranger and syndication agent, and JPMorgan Chase Bank, as documentation agent, for the Prepetition Bank Group in accordance with the Credit Agreement.

                  1.5 AMENDED BYLAWS means the Amended and Restated Bylaws of each of the Reorganized Debtors, respectively, which shall be substantially in the form set forth in the Plan Supplement.

                  1.6 AMENDED CERTIFICATES OF INCORPORATION means the Amended and Restated Certificate of Incorporation of each of the Reorganized Debtors, which certificates shall be substantially in the form set forth in the Plan Supplement.

                  1.7 ASSETS means all of the right, title and interest of the Debtors in and to property of whatever type or nature (real, personal, mixed, tangible or intangible), including property of each Estate.

                  1.8 BALLOT means the form of ballot approved by the Bankruptcy Court and accompanying the Disclosure Statement provided to each holder of a Claim entitled to vote to accept or reject the Plan, on which such holder may:
(i) vote to accept or reject the Plan; (ii) in the case of Class 7, General Unsecured Claims, elect whether or not to have such holder's Claim treated as a Convenience Class Claim under the Plan; (iii) in the case of Class 2, Prepetition Bank Group Claims, elect (a) whether or not to participate in the New Revolving Credit Facility, (b) whether or not to participate in the New Subordinated Secured Note Election and (c) the applicable interest rate with respect to the New Term B Notes.

                  1.9 BANKRUPTCY CODE means title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time.

                  1.10 BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

                  1.11 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court, as amended from time to time.

                  1.12 BAR DATE means the date by which proofs of Claim must have been, or in the future must be, filed as fixed by a Bar Date Order, the Plan or the Confirmation Order.

                  1.13 BAR DATE ORDER means, collectively, the orders entered by the Bankruptcy Court establishing the respective Bar Dates.

                  1.14 BONDHOLDER CLAIM means a Claim for amounts due under the Bonds.

                  1.15 BONDS means the 10.5% Series A and Series B Senior Subordinated Notes due 2010, the 9.375% Series A and Series B Senior Subordinated Notes due 2009 and the 9.875% Senior Subordinated Notes due 2008 issued by CCI.

                  1.16 BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close.

                  1.17 CASH means legal tender of the United States of America or equivalents thereof.

                  1.18 CCI means Classic Cable, Inc.

                  1.19 CLAIM means any claim against the Debtors as defined in section 101(5) of the Bankruptcy Code.

                  1.20 CLASS means any group of Claims or Equity Interests classified by the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

                  1.21 CLASSIC means Classic Communications, Inc.

                  1.22 COMBINATION TRANSACTION means a consolidation, merger, contribution of assets or other transaction in which, among other things, one or more Debtors merges with or transfers substantially all of its assets and liabilities to Reorganized Debtors or changes legal form, which shall occur on or as soon as reasonably practicable after the Effective Date, as set forth in the Plan Supplement.

                  1.23 COMMENCEMENT DATE means November 13, 2001.

                  1.24 CONFIRMATION DATE means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

                  1.25 CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

                  1.26 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  1.27 CONSOLIDATION ORDER means an order of the Bankruptcy Court, which may be the Confirmation Order, approving the consolidation of the Estates for purposes of the Plan.

                  1.28 CONTINUING OFFICER shall mean any individual who is both
(i) as of the Effective Date, employed as an officer of any Debtor and (ii) either (a) continues to be employed as an officer of the Reorganized Debtors for a period of at least one (1) year following the Effective Date, or (b) who was terminated without cause prior to the expiration of such one (1) year period.

                  1.29 CONVENIENCE CLASS CLAIM means any Claim that otherwise would be an Allowed General Unsecured Claim in an amount: (i) equal to or less than $1,000; or (ii) greater than $1,000, but which is reduced to $1,000 by an irrevocable written election of the holder of such Claim made on a validly executed and timely delivered Ballot; and, provided, however, that Convenience Class Claim excludes any Claim for which the holder thereof irrevocably opts out of Class 6 under this Plan and into Class 7 on a timely submitted Ballot; provided, further, that: (i) individual Claims less than $1,000 of a single holder existing as of the Commencement Date will not be treated as separate Convenience Class Claims if the aggregate of all Claims due any such single holder as of the Commencement Date exceeds $1,000; and (ii) any Claim that was originally in excess of $1,000 may not be subdivided into multiple Claims of less than $1,000 for purposes of receiving treatment as a Convenience Class Claim.

                  1.30 CREDIT AGREEMENT means that certain Amended and Restated Credit Agreement, dated as of July 28, 1999, by and among the Debtors, the Agents, Union Bank of California, as administrative agent, and the Prepetition Bank Group, as amended, supplemented or otherwise modified from time to time, and any of the documents and instruments related thereto.

                  1.31 CREDITORS' COMMITTEE means the statutory committee of unsecured creditors appointed in the Reorganization Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

                  1.32 DEBTORS means, collectively, Classic Cable, Inc., Classic Communications, Inc., Classic Cable Holding, Inc., Classic Cable of Oklahoma, Inc., Classic Telephone, Inc., Universal Holdings., Inc., Universal Cable Communications Inc., Universal Cable of Beaver, Oklahoma, Inc., Universal Cable Midwest, Inc., WT Acquisition Corporation, W.K. Communications, Inc., Television Enterprises, Inc., Friendship Cable of Arkansas, Inc., Friendship Cable of Texas, Inc., Correctional Cable TV, Inc. and Callcom 24, Inc.

                  1.33 DIP FACILITY means that certain Secured Super-Priority Debtor-In-Possession Revolving Credit Agreement, dated as of November 13, 2001, among CCI, Classic, the subsidiaries of CCI, and the DIP Lenders and issuers from time to time party thereto and,

Goldman, as administrative agent, lead manager and syndication agent, as amended, supplemented or otherwise modified from time to time.

                  1.34 DIP LENDERS means the banks and other financial institutions, who from time to time are or were a party to the DIP Facility and for whom Goldman serves as administrative agent.

                  1.35 DIP LENDER CLAIM means a Claim of a DIP Lender in respect of the obligations of the Debtors arising under the DIP Facility.

                  1.36 DIP ORDER means that certain Final Order (i) Authorizing Post-Petition Secured Superpriority Financing Pursuant to Sections 105(a), 362, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, (ii)
Authorizing the Debtors' Use of Cash Collateral Pursuant to Section 363(c) of the Bankruptcy Code, and (iii) Granting Adequate Protection Pursuant to Sections 361, 363 and 364 of the Bankruptcy Code, dated December 12, 2001.

                  1.37 DISALLOWED CLAIM means a Claim or portion thereof that:
(i) has been disallowed by a Final Order; (ii) is identified in the Schedules in an amount of zero dollars or as contingent, unliquidated, or disputed and as to which a proof of Claim was not filed by the Bar Date; or (iii) is not identified in the Schedules and as to which no proof of Claim has been filed or deemed filed by the Bar Date.

                  1.38 DISBURSING AGENT means the entity designated as such by the proponents (including any of the Reorganized Debtors if any act in such capacity) to serve as disbursing agent under the Plan.

                  1.39 DISCLOSURE STATEMENT means the Disclosure Statement For The First Amended Plan Of Reorganization Pursuant To Chapter 11 Of The Bankruptcy Code Jointly Proposed By The Official Committee Of Unsecured Creditors And The Debtors' Prepetition Secured Lenders, that relates to the Plan, as may be amended, modified, or supplemented.

                  1.40 DISCLOSURE STATEMENT HEARING means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code.

                  1.41 DISCLOSURE STATEMENT ORDER means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

                  1.42 DISPUTED CLAIM means any Claim that is not an Allowed Claim or a Disallowed Claim and that has not been barred or otherwise disallowed or paid or otherwise satisfied. In the event that any part of a Claim is a Disputed Claim, such Claim in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under the Plan unless the objecting party and the holder thereof agree otherwise; provided, however, nothing in this definition is intended to or does impair the rights of any holder of a Disputed Claim to pursue its rights under section 502(c) of the Bankruptcy Code. Without limiting any of the foregoing but, subject to the provisions of the Plan, a Claim that is the subject of a pending application, motion, complaint, objection or any other legal proceeding seeking to disallow, limit, subordinate or estimate such Claim shall be deemed to constitute a Disputed Claim.

                  1.43 DISPUTED CLAIMS SUBSCRIPTION ESCROW ACCOUNT means the escrow account into which New Preferred Stock, together with interest payments, dividends or distributions with respect thereto, shall be placed for the benefit of holders of Exercised Disputed Claims until such time as, and to the extent that, (i) such Claims become Allowed Claims or (ii) are determined by Final Order not to be Allowed Claims, and the amounts and distributions escrowed with respect thereto are distributed in accordance with Section 6 of the Plan.

                  1.44 DISPUTED CLAIMS SUBSCRIPTION PURCHASE PRICE means the Subscription Rights Purchase Price related to any Exercised Disputed Claim that is determined by Final Order not to be an Allowed Claim.

                  1.45 DISTRIBUTION RECORD DATE means the Confirmation Date or such other date as shall be established by the Bankruptcy Court.

                  1.46 DTC means The Depository Trust Company.

                  1.47 EFFECTIVE DATE means the first Business Day on which: (i) no stay of the Confirmation Order is in effect; and (ii) all conditions precedent to the Effective Date specified in section 10.1 hereof have been either satisfied or waived.

                  1.48 ELIGIBLE CLAIM UNIT is an amount equal to .000123186 (.0123186%) of the sum of each holder's Allowed and Disputed Claims within or potentially within Class 8 at the time of the Subscription Rights Record Date.

                  1.49 EQUITY INTEREST means the interest of any holder in an equity security of any of the Debtors, whether or not represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or other, to acquire any such interest.

                  1.50 ESTATES means, individually, the estate of any of the Debtors and, collectively, the estates of all of the Debtors created in the Reorganization Cases in accordance with section 541 of the Bankruptcy Code.

                  1.51 EXERCISED DISPUTED CLAIM means a Disputed Claim within or potentially within Class 8, the holder of which has exercised the Subscription Rights, if any, that such holder was entitled to exercise on account of such Disputed Claim.

                  1.52 EXERCISING CLAIMANT shall mean the holder of an Allowed or Disputed Class 8 Claim, within or potentially within Class 8, that has exercised the Subscription Rights, if any, that such holder was entitled to exercise on account of such Claim.

                  1.53 EXIT FINANCING means the funding to be provided pursuant to the New Revolving Credit Facility and the proceeds received from the Rights Offering.

                  1.54 FEE CLAIM means a Claim for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code in connection with the Reorganization Cases.

                  1.55 FINAL DISTRIBUTION DATE means the date selected by the Reorganized Debtors for the distribution of the balance of any Cash, and the issuance of any remaining consideration to be distributed to Claim holders pursuant to the Plan; provided, however, such date shall be no earlier than the date on which all remaining Disputed Claims have been resolved by Final Order.

                  1.56 FINAL ORDER means an order, judgment or decree of the Bankruptcy Court or other court of competent jurisdiction entered on the docket:
(i) which has not been reversed, vacated, or stayed, and as to which the time for appeal, petition for certiorari or move for a new trial, reargument, or rehearing has expired; or (ii) which, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought: (a) such order, judgment or decree has not been stayed or the stay has been terminated; or (b) such order, judgment or decree, if stayed, has been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or a new trial, reargument, or rehearing has been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, the filing of or the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

                  1.57 FIRST PRIORITY LIEN means a first priority lien, subject to (i) any permitted liens described in the New Senior Secured Credit Agreement, or (ii) any liens arising under and superior to the First Priority Lien under applicable law.

                  1.58 GENERAL UNSECURED CLAIM means any Claim against any of the Debtors, other than an Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Fee Claim, DIP Lender Claim, Prepetition Bank Group Claim, RPR Construction Company Claim, UBOC Swap Agreement Claim, Other Secured Claim, Bondholder Claim, Convenience Class Claim, Interdebtor Claim, or Subordinated Claim.

                  1.59 GOLDMAN means Goldman Sachs Credit Partners L.P.

                  1.60 GSC means GSC Recovery II, L.P. and/or GSC Recovery IIA, L.P., as applicable. GSC is not related to or affiliated with Goldman.

                  1.61 GSC SUBORDINATED PREPETITION BANK GROUP CLAIM means the Prepetition Bank Group Claim held by GSC in the amount of Forty Million Dollars ($40,000,000.00) but to the extent that (i) GSC holds Prepetition Bank Group Claims in excess of Forty Million Dollars ($40,000,000.00), such excess amount shall be deemed to be GSC Senior Prepetition Bank Group Claims and (ii) holders of Allowed Senior Prepetition Bank Group Claims make the New Subordinated Secured Note Election, and thereby reduce the amount of New Subordinated Secured Notes that GSC otherwise would have received, GSC shall be deemed to hold a GSC

Senior Prepetition Bank Group Claim in the aggregate amount of New Subordinated Secured Notes that GSC does not receive under the Plan.

                  1.62 GSC SENIOR PREPETITION BANK GROUP CLAIMS means any Prepetition Bank Group Claims held by GSC that are not GSC Subordinated Prepetition Bank Group Claims; provided, however, that for purposes of this definition, any Prepetition Bank Group Claim held by GSC in excess of Forty Million Dollars ($40,000,000.00) shall be considered a GSC SENIOR Prepetition Bank Group Claim as well as a Senior Prepetition Bank Group Claim.

                  1.63 INDENTURES means those certain (i) Indenture, dated as of July 29, 1998, pursuant to which CCI issued its 9.875% Senior Subordinated Notes due 2008, (ii) Indenture, dated as of July 29, 1999, pursuant to which CCI issued its 9.375% Series A and B Senior Subordinated Notes due 2009, and (iii) Indenture, dated as of February 16, 2000, pursuant to which CCI issued its 10.5% Series A and B Senior Subordinated Notes due 2010.

                  1.64 INDENTURE TRUSTEE means Wells Fargo Bank Minnesota, N.A., and its successors, solely in their capacity as Trustees under the Indentures.

                  1.65 INDENTURE TRUSTEE CHARGING LIEN means any lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustee is entitled pursuant to the Indentures, against distributions to be made to holders of Bondholder Claims for payment of any reasonable Indenture Trustee Fee, which lien is released upon payment in full of the Indenture Trustee Fee.

                  1.66 INDENTURE TRUSTEE FEE means the reasonable compensation, fees, expenses, disbursements and indemnity claims, not to exceed the amount set forth in Section 4.8(b)(iii) of the Plan, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan; provided, however, that the Creditors' Committee and/or the Reorganized Debtors must approve, in writing, such fees and expenses; provided, further, that to the extent the Indenture Trustee receives payment in excess of its reasonable, invoiced fees, such excess amounts shall promptly be remitted to the Reorganized Debtors.

                  1.67 INTERDEBTOR CLAIM means any Claim held by one Debtor against another Debtor.

                  1.68 LIBOR means for any period, the rate determined by the Agents to be the offered rate for deposits in dollars for the applicable interest period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second (2nd) full Business Day next preceding the first (1st) day of each interest period; provided, however, that, in the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the interest rate for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Agents.

                  1.69 LIEN means any charge against or interest in property to secure payment of a debt or performance of an obligation.

                  1.70 MANAGEMENT RIGHTS AGREEMENT means that certain agreement or those certain agreements to be entered into as of the Effective Date, between the Reorganized Debtors and each of GSC and OCM, which agreement shall be substantially in the form contained in the Plan Supplement.

                  1.71 NEW COMMON STOCK means the common stock of Reorganized Debtors to be authorized under the Amended Certificate of Incorporation and issued pursuant to the Plan, the holders of which shall be deemed to be party to, and subject to the terms of, the Shareholder Agreement.

                  1.72 NEW CREDIT FACILITIES means the New Revolving Credit Facility, the New Term A Notes, the New Term B Notes, and the New Subordinated Secured Notes.

                  1.73 NEW EMPLOYMENT AGREEMENTS means the employment agreements for employees who will participate in the New Management Incentive Plan, which shall be substantially in the form contained in the Plan Supplement.

                  1.74 NEW MANAGEMENT INCENTIVE PLAN means the Management Compensation And Stock Option Plan, substantially in the form contained in the Plan Supplement, the principal and salient terms of which are described in Exhibit E to the Plan, pursuant to which senior managers and certain other employees and/or managers of the Reorganized Debtors will be eligible to receive New Management Options, and pursuant to which up to approximately one hundred eleven thousand, one hundred eleven (111,111) shares of New Common Stock will be reserved for distribution from time to time.

                  1.75 NEW MANAGEMENT OPTIONS means the options granted under the New Management Incentive Plan.

                  1.76 NEW PREFERRED STOCK means the preferred stock of the Reorganized Debtors to be authorized under the Amended Certificate of Incorporation and issued by Classic, the parent company of the other Reorganized Debtors (or such other Reorganized Debtor identified in the Plan Supplement), in the initial aggregate liquidation preference of Fifty Million Dollars ($50,000,000.00), which preferred stock shall pay dividends at the rate of nine percent (9%) in Cash or eleven percent (11%) in kind through the issuance of additional shares of New Preferred Stock, which method of dividend shall be determined by the election of the Reorganized Debtors at the time for each such dividend; provided, however, that, in the event that the Reorganized Debtors fail to satisfy certain covenant levels over certain periods of time, such dividends shall be paid by Reorganized Debtors in kind through the issuance of additional shares of New Preferred Stock, which covenant levels and time periods shall be governed by the New Senior Credit Agreement and the New Subordinated Notes Credit Agreement, which shall be in substantially the form contained in the Plan Supplement; and provided, further, that the Amended Certificate of Incorporation shall provide for the issuance of additional shares of New Preferred Stock having a liquidation preference of Ten Million Dollars ($10,000.000.00), to be issued under the Rights Offering, at the discretion of OCM, in the event that OCM chooses to exercise its Over-Allotment Rights. The holders of New Preferred Stock shall be deemed to be party to, and subject to the terms of, the Shareholder Agreement.

                  1.77 NEW PREFERRED STOCK DESIGNATION means the Certificate of Designation of the New Preferred Stock to be authorized by the Plan creating, authorizing and providing for the issuance of the New Preferred Stock, substantially in the form contained in the Plan Supplement.

                  1.78 NEW PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT means the Registration Rights Agreement, substantially in the form included in the Plan Supplement, which shall govern the registration of the New Preferred Stock.

                  1.79 NEW REVOLVING CREDIT FACILITY means the revolving credit facility to be entered into by the Reorganized Debtors (and guaranteed by such Reorganized Debtors that are not direct obligors) and the New Revolving Credit Facility Participants, the principal and salient terms of which are set forth on Exhibit A to the Plan. The New Revolving Credit Facility shall be in the amount of up to Twenty Million Dollars ($20,000,000.00), shall mature on the fifth
(5th) anniversary of the Effective Date, shall be secured by a First Priority Lien on and security interest in all Assets of Reorganized Debtors, which Lien shall be pari passu with the Liens and security interests that secure the obligations outstanding in accordance with the New Term A Notes and the New Term B Notes, shall accrue interest at rate of LIBOR plus four percent (4%) per annum (or other applicable base rate as set forth in the New Senior Secured Credit Agreement and agreed to by the Proponents) and have an unused commitment fee equal to three quarters of one percent (0.75%) with the unused commitment fee being payable monthly in arrears and on the maturity of the New Revolving Credit Facility, irrespective of availability.

                  1.80 NEW REVOLVING CREDIT FACILITY PARTICIPANTS means those members of the Prepetition Bank Group that elect on their Ballot to participate in the New Revolving Credit Facility.

                  1.81 NEW REVOLVING CREDIT FACILITY NON-PARTICIPANT means those members of the Prepetition Bank Group that elect on their Ballot to not participate in the New Revolving Credit Facility; provided, however, that, to the extent that a member of the Prepetition Bank Group fails to elect to participate or not to participate in the New Revolving Credit Facility, such failure shall be deemed to be an election not to participate in the New Revolving Credit Facility.

                  1.82 NEW SENIOR SECURED CREDIT AGREEMENT means the Credit Agreement, dated as of the Effective Date, between Reorganized CCI and the agent thereunder, which credit agreement shall be in substantially the form contained in the Plan Supplement, relating to and governing the issuance of the New Term A Notes and the New Term B Notes and the New Revolving Credit Facility.

                  1.83 NEW SUBORDINATED SECURED CREDIT AGREEMENT means the credit agreement between Reorganized Debtors and the agent thereunder, which credit agreement shall be in substantially the form contained in the Plan Supplement, relating to and governing the issuance of the New Subordinated Secured Notes.

                  1.84 NEW SUBORDINATED SECURED NOTES means the subordinated secured promissory notes to be issued in the original principal amount of Forty Million Dollars ($40,000,000.00) by Reorganized CCI as of the Effective Date and maturing on the seventh (7th) anniversary thereof. The New Subordinated Secured Notes shall (i) be guaranteed by all the other Reorganized Debtors, (ii) be secured by a second priority Lien and security interest in all Assets of Reorganized Debtors, (iii) bear interest at the rate of eleven and one-quarter percent (11.25%) per annum, payable as follows: (a) seven and one-half percent (7.5%) per annum in Cash, and (b) three and three-quarters percent (3.75%) per annum in kind through the issuance of additional New Subordinated Secured Notes and (iv) be contractually subordinated pursuant to an appropriate form of intercreditor agreement to all obligations arising under the New Revolving Credit Facility, the New Term A Notes and the New Term B Notes, all of which shall be governed by the New Subordinated Secured Credit Agreement, which shall be in substantially the form contained in the Plan Supplement. (To the extent not fully set forth herein, the applicable rate shall be set forth in the New Subordinated Secured Credit Agreement and agreed to by the Proponents and GSC). The New Subordinated Secured Credit Agreement shall contain customary terms, conditions and subordinated debt covenants, including, without limitation, a covenant that the Reorganized Debtors shall not incur or suffer to exist indebtedness of equal or senior rank to the New Subordinated Secured Notes in an amount greater than the greater of (i) One Hundred Seventy-Two Million, Eight Hundred Thousand Dollars ($172,800,000.00) or (ii) the sum of the original principal amounts of (a) the New Term A Notes, (b) the New Term B Notes, and (c) the New Revolving Credit Facility.

                  1.85 NEW SUBORDINATED SECURED NOTE ELECTION means the election of any holder of a Prepetition Bank Group Claim to receive its Pro Rata share of the New Subordinated Secured Notes. To the extent that any holder of a Prepetition Bank Group Claim fails to choose to make or not to make this election, such failure shall be deemed a choice not to make the New Subordinated Secured Note Election.

                  1.86 NEW TERM A NOTES means the senior secured promissory notes to be issued on the Effective Date in the original principal amount of Sixty Million Dollars ($60,000,000.00) by the Reorganized CCI (and guaranteed by such Reorganized Debtors that are not issuers) and maturing on the fifth (5th) anniversary thereof; provided, however, that in the event that the New Revolving Credit Facility is undersubscribed, in accordance with Section 4.2(g) of the Plan, the original principal amount of the New Term A Notes shall be increased, on a dollar-for-dollar basis, to the extent of any such deficiency. The New Term A Notes shall be secured by a First Priority Lien on and security interest in all of the Assets of Reorganized CCI which shall be pari passu with the Liens and security interest that secure repayment of the obligations outstanding in accordance with the New Revolving Credit Facility and the New Term B Notes and shall accrue interest at a rate of LIBOR plus four percent (4%) per annum payable on a quarterly basis (or other applicable base rate as set forth in the New Senior Secured Credit Agreement and agreed to by the Proponents). The New Term A Notes shall be governed by the New Senior Secured Credit Agreement, which shall be in substantially the form contained in the Plan Supplement.

                  1.87 NEW TERM B NOTES means the senior secured promissory notes to be issued on the Effective Date by Reorganized CCI (and guaranteed by such Reorganized Debtors that are not issuers) maturing on the sixth (6th) anniversary thereof. The New Term B Notes shall be secured by a First Priority Lien on all Assets of Reorganized Debtors which shall be pari passu with the Liens and security interests that secure the New Revolving Credit Facility and New Term A Notes, shall be amortized in equal quarterly installments of Three Hundred Thousand Dollars ($300,000.00) commencing on March 31, 2003 and on each subsequent quarterly payment date, and shall bear interest at the rate equal to either (a) eight and one-half percent (8.5%) per annum or (b) the greater of (i) LIBOR plus four and three-quarters percent (4.75%) per annum and (ii) seven and one-half (7.5%) per annum; provided, however, that the floating rate of interest set forth in clause (b)(i) hereof shall not exceed nine and one-half percent (9.5%) at any time other than an event of default situation; and, provided, further, the election as to the rate of applicable interest shall be made by each holder of an Allowed Prepetition Bank Group Claim on the Ballot, all of which shall be governed by the New Senior Secured Credit Agreement, which shall be in substantially the form contained in the Plan Supplement (To the extent not fully set forth herein, the applicable base rate shall be set forth in the New Senior Secured Credit Agreement and agreed to by the Proponents). The original principal amount of the New Term B Notes will equal One Hundred Ninety Nine Million, Eight Hundred Forty Eight Thousand, Six Hundred Thirty Dollars and Fifty Cents ($199,848,630.50), less the Forty Million Dollar ($40,000,000.00) New Subordinated Secured Notes, less the Eighty Million Dollar ($80,000,000.00) New Revolving Credit Facility/New Term A Notes, plus Three Million, Four Hundred Twenty-Four Thousand, Seven Hundred Two Dollars and Seventeen Cents ($3,424,702.17) default interest accruing from November 14, 2001 through December 10, 2002, plus any default interest accruing after December 10, 2002, which interest shall continue to accrue at a rate of $8,758.83 per day.

                  1.88 OCM means OCM Principal Opportunities Fund II, L.P.

                  1.89 OTHER SECURED CLAIM means a Secured Claim against any of the Debtors not constituting a Prepetition Bank Group Claim, UBOC Swap Agreement Claim or RPR Construction Company Claim.

                  1.90 OVER-ALLOTMENT RIGHTS means the rights of OCM to purchase New Preferred Stock in an initial aggregate liquidation preference of up to Ten Million Dollars ($10,000,000.00) more than what OCM would have been able to purchase under the Rights Offering, which additional shares of New Preferred Stock are separate and apart from the shares of New Preferred Stock issued pursuant to the Rights Offering. OCM's exercise of the Over-Allotment Rights shall not entitle OCM to any additional commitment fee over and above the One Million Five Hundred Thousand Dollar ($1,500,000.00) fee provided for under the Rights Offering.

                  1.91 PERSON means any individual, corporation, partnership, association, indenture trustee, limited company, organization, joint stock company, joint venture, Estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, interest holders, or any other entity.

                  1.92 PLAN means this plan of reorganization, including, without limitation, the exhibits and schedules hereto and the Plan Documents, as the same may be amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.93 PLAN DOCUMENTS means the documents (other than the Plan) to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan on the Effective Date, including, but not limited to:
(i) the Amended Bylaws; (ii) the

Amended Certificate of Incorporation; (iii) the New Employment Agreements; (iv) the New Revolving Credit Facility; (v) the New Term A Notes; (vi) the New Term B Notes; (vii) the New Senior Secured Credit Agreement; (viii) the New Subordinated Secured Notes; (ix) the New Subordinated Secured Credit Agreement;
(x) the New Preferred Stock Designation; and (xi) the New Preferred Stock Registration Rights Agreement; (xii) the Management Rights Agreement; (xiii) the Shareholder Agreement; and (xiv) the intercreditor agreement relating to the New Subordinated Secured Credit Agreement and the New Senior Secured Credit Agreement.

                  1.94 PLAN SECURITIES means, collectively, the New Common Stock and the New Preferred Stock.

                  1.95 PLAN SUPPLEMENT means the supplemental appendix or appendixes to the Plan that will contain the Support Agreement and the drafts, in substantially final form, of the material Plan Documents, which Plan Documents will be entered into as of the Effective Date, and will be submitted on a date or dates prior to the Confirmation Hearing.

                  1.96 PREPETITION BANK GROUP means, collectively, the lenders who are parties to the Prepetition Bank Group Agreements, solely in their capacity as such.

                  1.97 PREPETITION BANK GROUP AGREEMENTS means that certain Amended and Restated Credit Agreement, dated as of July 28, 1999 as amended, among CCI and the initial lenders and initial issuing banks and Goldman, as Lead Arranger and Syndication Agent, The Chase Manhattan Bank, as documentation agent and Union Bank of California, as Administrative Agent, and any of the other documents and instruments relating thereto.

                  1.98 PREPETITION BANK GROUP CLAIM means any and all outstanding Claims of the Prepetition Bank Group based on or arising out of or in connection with the Prepetition Bank Group Agreements.

                  1.99 PREPETITION BANK GROUP PAYMENT means the payment to be made to holders of Allowed Prepetition Bank Group Claims that are New Revolving Credit Facility Participants in an aggregate amount equal to the sum of (a) the amount of its total commitment to make revolving loans under the New Revolving Credit Facility plus (b) an amount equal to its Pro Rata share of (i) 0.25% times (ii) $160,000,000 plus (c) if not all of the holders of Allowed Prepetition Bank Claims elect to be New Revolving Credit Facility Participants and such New Revolving Credit Facility Participant elects to increase its initial commitment to make revolving loans under the New Revolving Credit Facility above its Pro Rata share thereof, an amount equal to (i)(A) $350,000 minus (B) the aggregate amount to be paid to all of the New Revolving Credit Facility Participants pursuant to clause (b) above (provided that for the purposes of this clause (c), such amount shall be deemed not to exceed $350,000) times (ii)(A) the amount of such New Revolving Credit Facility Participant's commitment to make revolving loans under the New Revolving Credit Facility in excess of such New Revolving Credit Facility Participant's initial commitment to make revolving loans under the New Revolving Credit Facility (its "Excess Commitment") divided by (B) the aggregate amount of all New Revolving Credit Facility Participants' Excess Commitments; provided, however, that to the extent the New Revolving Credit Facility is undersubscribed, the aggregate amount of the Prepetition Bank Group Payment shall be reduced on a dollar-for-dollar basis to the extent of such undersubscription; and, provided, further, that in no event shall GSC receive any portion of the Prepetition Bank Group Payment on account of the GSC Subordinated Prepetition Bank Group Claims.

                  1.100 PRIORITY NON-TAX CLAIM means any Claim, other than an Administrative Expense Claim, Fee Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

                  1.101 PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  1.102 PROPONENTS means the Creditors' Committee and the Prepetition Bank Group.

                  1.103 PRO RATA mean proportionately so that with respect to a Claim, the ratio of: (a)(i) the amount of property distributed on account of a particular Claim to (ii) the amount of the Claim, is the same ratio as: (b)(i) the amount of property distributed on account of all Claims in the Class or other grouping in which the particular Claim is included to (ii) the amount of all Claims in that Class or other grouping.

                  1.104 REMAINING PREPETITION BANK GROUP CLAIMS means the Claims of holders of Prepetition Bank Group Claims remaining for distribution of New Term A Notes and New Term B Notes in accordance with the provisions of Sections 4.2(h)(i) and (ii) of the Plan, and after taking into account the Prepetition Bank Group Payment and the initial distributions of New Term B Notes on account of any such holder being a New Revolving Credit Facility Participant.

                  1.105 REORGANIZATION CASES means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on November 13, 2001 in the Bankruptcy Court and styled In re Classic Communications, Inc., et al., 01-11257 (PJW) through 01-11272 (PJW).

                  1.106 REORGANIZED DEBTORS means Classic or CCI, on and after the Effective Date, and/or any other Debtor who will continue to exist on and after the Effective Date.

                  1.107 RIGHTS OFFERING means the offering of the Subscription Rights.

                  1.108 RPR CONSTRUCTION COMPANY CLAIM means the secured claim of RPR Construction Company related to labor and materials provided as general contractor for improvement to real property located at 6151 Paluxy Drive, Tyler, Texas, pursuant to a Construction Contracts dated, October 13, 1999, between Classic and RPR Construction Company which is secured by a mechanic's lien recorded in Smith County, Texas, as amended.

                  1.109 SCHEDULES means the schedules of assets and liabilities, lists of holders of Equity Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

                  1.110 SECURED CLAIM means any Claim that is secured by a valid, perfected and unavoidable Lien on property of any of the Debtors as of the Commencement Date, to the extent of the value of the interest of the holder of such Claim in such property of such Debtor, as determined by agreement among the Proponents and the holder of such Claim or by the Bankruptcy Court by a Final Order pursuant to section 506(a) of the Bankruptcy Code. In accordance with Bankruptcy Code section 506(a), Secured Claim specifically excludes that portion of a Claim of a holder of a Lien against the property of such Debtor to the extent such holder's interest in the property is less than the amount of such Claim. To the extent of any deficiency in the value of the interest of the holder of such Secured Claim in such property, such deficiency is a General Unsecured Claim, unless otherwise provided for by order of the Bankruptcy Court.

                  1.111 SENIOR PREPETITION BANK GROUP CLAIMS means any Prepetition Bank Group Claim that is not a GSC Subordinated Prepetition Bank Group Claim. For purposes of this definition, Senior Prepetition Bank Group Claims include any GSC SENIOR Prepetition Bank Group Claims.

                  1.112 SHAREHOLDER AGREEMENT means the Shareholder Agreement substantially in the form contained in the Plan Supplement.

                  1.113 SUBORDINATED CLAIM means any Claim subject to subordination pursuant to sections 510(b) or 510(c) of the Bankruptcy Code.

                  1.114 SUBSCRIPTION RIGHTS means the non-transferable rights, pursuant to the Rights Offering, to purchase an aggregate of Fifty Thousand Shares (50,000) shares of New Preferred Stock with an initial liquidation preference of One Thousand Dollars ($1,000.00) per share.

                  1.115 SUBSCRIPTION RIGHTS ELECTION FORM means the form of election provided to each holder of a Claim in Class 8 on which such holder may elect to participate in the Rights Offering.

                  1.116 SUBSCRIPTION RIGHTS PURCHASE PRICE means the purchase price that an Exercising Claimant must pay in order to exercise its Subscription Rights and purchase the New Preferred Stock in accordance with Section 6 of the Plan, which price shall be equal to the product of: (i) the number of such Claimant's Subscription Rights, times (ii) One Thousand Dollars ($1,000.00).

                  1.117 SUBSCRIPTION RIGHTS RECORD DATE means the date selected by the Bankruptcy Court upon which persons in Class 8 must have Claims to be eligible to participate in the Rights Offering.

                  1.118 SUPPORT AGREEMENT means that agreement among GSC, certain holders of the Prepetition Bank Group Claims, the Creditors' Committee, OCM, and certain holders of the Bondholder Claims, pursuant to which, among other things, GSC has agreed to ensure that holders of Forty Million Dollars ($40,000,000.00) of the Prepetition Bank Group Claims participate in the New Subordinated Secured Notes, OCM has agreed to purchase amounts of the New Preferred Stock as are necessary to ensure that the Rights Offering is fully subscribed, and certain holders of the Prepetition Bank Group Claims agree to the treatment of their Claims hereunder.

                  1.119 UBOC SWAP AGREEMENT means the ISDA Agreement, together with the an accompanying letter agreement, both dated December 22, 1999, entered into by Union Bank of California, N.A. and Classic pursuant to and in connection with the Prepetition Bank Group Agreements.

                  1.120 UBOC SWAP AGREEMENT CLAIM means the claim of Union Bank of California, N.A. with respect to UBOC Swap Agreement.

                  1.121 UNEXERCISED SUBSCRIPTION RIGHTS means any or all Subscription Rights that, as of the Voting Deadline, have not been exercised or have been deemed not to have been exercised due to the failure of the holders thereof to meet the requirements of Section 6 of the Plan.

                  1.122 VOTING AGENT means Bankruptcy Services, LLC, as voting agent in connection with voting by holders of Claims to accept or reject the Plan.

                  1.123 VOTING CLASS means a Class that is impaired under the Plan and that is not deemed to have rejected the Plan.

                  1.124 VOTING DEADLINE means the deadline specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court for: (i) submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; (ii) exercising Subscription Rights; (iii) making Convenience Class elections; and (iv) for Class 2 elections, (1) whether to (a) participate in the New Revolving Credit Facility, and (b) make the New Subordinated Secured Note Election and (2) determine the applicable interest rate on the New Term B Notes.

                  1.125 VOTING PROCEDURES ORDER means an order of the Bankruptcy Court that sets forth which Claims may vote on the Plan and designates the form of Ballot to be used by each Voting Class.

                  1.126 VOTING RECORD DATE means the date selected by the Bankruptcy Court on which persons with Claims that belong to the Voting Classes must have such Claims to be eligible to vote on the Plan.

         B.       INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF
                  CONSTRUCTION

                  Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. Any capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. Except for the rule contained in section 102(5) of the Bankruptcy Code, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent there is an inconsistency between any of the provisions of the Plan and any of the provisions contained in the Plan Documents to be entered into as of the Effective Date, the Plan Documents shall control.

         SECTION 2 ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND FEE CLAIMS

                  2.1 ADMINISTRATIVE EXPENSE CLAIMS.

                  Except: (a) to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment; and (b) as to the Fee Claims and DIP Lender Claims, which shall be treated as described in Sections 2.4 and 2.5 below, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on the later of: (i) the Effective Date; and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable; provided, however, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such transactions.

                  All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

                  2.2 ADMINISTRATIVE BAR DATE.

                  REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER, NO LATER THAN FORTY-FIVE (45) DAYS AFTER THE EFFECTIVE DATE. Notwithstanding anything to the contrary herein, no request for payment of an Administrative Expense Claim need be filed for the allowance of any: (i) expense or liability incurred in the ordinary course of Reorganized Debtors' business on or after the Effective Date; (ii) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred by a Debtor in the ordinary course of business of the Debtor and such creditor after the Commencement Date; (iii) Fee Claims; (iv) DIP Lender Claims; or (v) fees of the United States Trustee arising under 28 U.S.C.
Section 1930. All Claims described in clauses (i), (ii) and (v) of the immediately preceding sentence shall be paid by the Reorganized Debtors in the ordinary course of business. Fee Claims shall be paid in accordance with section
2.4 hereof. DIP Lender Claims shall be paid in accordance with section 2.5 hereof.

                  Any Person that fails to file a request for payment of an Administrative Expense Claim on or before the Administrative Bar Date as required herein shall be forever barred from asserting such Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

                  2.3 PRIORITY TAX CLAIMS.

                  Except to the extent that the Proponents and a holder of an Allowed Priority Tax Claim agree to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate of six percent (6%), which is consistent with applicable laws or as set by order of the Bankruptcy Court, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of: (i) the Effective Date; and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim.

                  2.4 FEE CLAIMS.

                  All Persons seeking an award by the Bankruptcy Court of a Fee Claim incurred through and including the Effective Date shall, unless otherwise ordered by the Bankruptcy Court: (i) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by a date that is no later than forty-five (45) days after the Effective Date; and (ii) be paid in full in such amounts as are approved by the Bankruptcy Court upon the later of: (a) on the first Business Day after the date that is thirty (30) calendar days after the date upon which the order relating to any such Fee Claim is entered; or (b) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Reorganized Debtors.

                  2.5 DIP LENDER CLAIMS

                  All DIP Lender Claims shall be Allowed as provided in the DIP Order and shall be paid in full in Cash on the Effective Date; provided, however, that any DIP Lender Claims that do not arise until after the Effective Date shall be paid in full, in Cash, by the Reorganized Debtors promptly after the incurrence thereof. Without limiting the foregoing, upon all DIP Lender Claims due and owing as of the Effective Date being satisfied in full, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated (subject in all respects to (i) any carve-out approved by the Bankruptcy Court in the Bankruptcy Court orders approving the DIP Facility and such other provisions, and (ii) the right to payment with respect to any DIP Lender Claims that do not arise until after the Effective Date, which shall survive the termination thereof) and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the Debtors. On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall be either cash collateralized or replaced by new letters of credit.

         SECTION 3 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  The following table designates the Classes of Claims against and Equity Interests in the Debtors, and specifies which Classes are: (i) impaired or unimpaired by the Plan; (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (iii) deemed to accept or reject the Plan. Any Class that has no holders shall, for voting purposes, be deemed to accept the Plan. Additionally, any Class of Impaired Claims in which no holder submits a Ballot shall, for voting purposes, also be deemed to have accepted the Plan.

                  TYPES OF CLAIMS                          IMPAIRED OR        ENTITLED TO VOTE     DEEMED TO ACCEPT
                OR EQUITY INTERESTS                        UNIMPAIRED              ON PLAN          OR REJECT PLAN
----------------------------------------------------  ---------------------  -------------------  --------------------
Administrative Expense Claims                                  N/A                   N/A                  N/A

Priority Tax Claims                                            N/A                   N/A                  N/A

Priority Non-Tax Claims (Class 1)                           Impaired                 Yes                  N/A

Prepetition Bank Group Claim (Class 2)                      Impaired                 Yes                  N/A

UBOC Swap Agreement Claim (Class 3)                         Impaired                 Yes                  N/A

RPR Construction Company Claim (Class 4)                   Unimpaired                No            Deemed to Accept
                                                                                                       the Plan

Other Secured Claims (Class 5)                             Unimpaired                No            Deemed to Accept
                                                                                                       the Plan

Convenience Class Claims (Class 6)                         Unimpaired                No            Deemed to Accept
                                                                                                       the Plan

General Unsecured Claims (Class 7)                          Impaired                 Yes                  N/A

Bondholder Claims (Class 8)                                 Impaired                 Yes                  N/A

Interdebtor Claims (Class 9)                                Impaired                 No            Deemed to Reject
                                                                                                       the Plan

Subordinated Claims (Class 10)                              Impaired                 No            Deemed to Reject
                                                                                                       the Plan

Equity Interests (Class 11)                                 Impaired                 No            Deemed to Reject
                                                                                                       the Plan

         SECTION 4 TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  4.1 PRIORITY NON-TAX CLAIMS (CLASS 1)

                  Except to the extent that the Proponents and a holder of an Allowed Priority Non-Tax Claim agree to a different treatment, each such holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of: (i) the Effective Date; and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Claim becomes an Allowed Priority Non-Tax Claim.

                  4.2 PREPETITION BANK GROUP CLAIM (CLASS 2)

                  (a) Allowance. On the Effective Date, the Prepetition Bank Group Claim shall be deemed Allowed in the aggregate principal amount of One Hundred Ninety-Nine Million, Eight Hundred Forty Eight Thousand, Six Hundred Thirty Dollars and Fifty Cents ($199,848,630.50), plus all interest, fees and costs arising under the Prepetition Bank Group Agreements to the extent such interest, fees and costs have accrued or are incurred prior to the Effective Date in accordance with the Prepetition Bank Group Agreements and are Allowed under the Bankruptcy Code.

                  (b) Agency Fee. On the Effective Date, the Reorganized Debtors shall pay Goldman a fee of Seven Hundred Fifty Thousand Dollars ($750,000.00) for services provided and expenses incurred as Agent during the period prior to the Effective Date and separate and apart from any fees or other distributions to which Goldman may be entitled under the Plan; provided, however, that the foregoing payment shall be in addition to the Debtors' obligation to reimburse Goldman for any reasonable out-of-pocket expenses, not to exceed Fifty Thousand Dollars ($50,000.00), in accordance with the provisions of the Prepetition Bank Group Agreements; and, provided, further, that in the event that each holder of a Senior Prepetition Bank Group Claim commits to being a New Revolving Credit Facility Participant in their respective Pro Rata share, the initial fee to be paid to Goldman pursuant to this Section 4.2(b) shall be reduced to Seven Hundred Thousand Dollars ($700,000.00); and, provided, further, that in no event shall the sum of a (i) the fee paid to Goldman hereunder (which fee shall not include reasonable out-of-pocket expenses set forth above) plus (ii) the Prepetition Bank Group Payment exceed Twenty One Million One Hundred Thousand Dollars ($21,100,000.00).

                  (c) Allowed Prepetition Bank Group Claim. On the Effective Date and subject to the provisions of Sections 4.2(d), (e), (f), (g) and (h) hereof, (1) on the Effective Date each holder of an Allowed Prepetition Bank Group Claim shall receive such holder's Pro Rata share of (i) the New Term A Notes, (ii) the New Term B Notes; and (iii) the Prepetition Bank Group Payment.

                  (d) New Subordinated Secured Note Election. Notwithstanding the provisions of Section 4.2(c) hereof, and subject to the provisions of Sections 4.2(e), (f) and (g) hereof, each holder of an Allowed Prepetition Bank Group Claim may elect to receive such holder's Pro Rata share of New Subordinated Secured Notes in lieu of the distributions to be made in accordance with Section 4.2(c) of the Plan. Any such holder that makes the New Subordinated Secured Note Election shall receive such holder's share of the (i) the New Term A Notes, (ii) the New Term B Notes, and (iii) the New Revolving Credit Facility (and corresponding Prepetition Bank Group Payment), as applicable, reduced proportionately by the amount of New Subordinated Secured Notes received by such holder. The New Subordinated Secured Note Election must be made on such holder's Ballot for voting on the Plan and be received on or prior to the Voting Deadline. Any New Subordinated Secured Note Election made after the Voting Deadline shall not be binding on the Debtors or the Reorganized Debtors unless such deadline is expressly waived, in writing, by the Proponents and GSC.

                  (e) GSC Subordinated Prepetition Bank Group Claim. In accordance with the provisions of Section 4.2(d) of the Plan, (1) GSC, as the holder of the GSC Subordinated Prepetition Bank Group Claim, is hereby deemed to have made the New Subordinated Secured Note Election and to receive its Pro Rata share of New Subordinated Secured Notes on account of the GSC Subordinated Prepetition Bank Group Claim, and (2) with respect to all holders of Senior Prepetition Bank Group Claims who are entitled to make the New Subordinated Secured Note Election but who decline to make such election, GSC shall have the right to make the New Subordinated Secured Note Election (and receive the corresponding amount of New Subordinated Secured Notes) with respect to such holders' otherwise applicable Pro Rata share of the New Subordinated Secured Notes and to receive such holders' Pro Rata share of New Subordinated Secured Notes on account thereof. In consideration for GSC's commitment to make the New Subordinated Secured Note Election, the Reorganized Debtors shall pay GSC (and only GSC), on the Effective Date, a commitment fee in the amount of Eight Hundred Thousand Dollars ($800,000.00). With respect to the GSC Senior Prepetition Bank Group Claim, GSC shall elect to (i) participate Pro Rata in the New Revolving Credit Facility and (ii) accrue interest at 8.50% per annum on any New Term B Notes that GSC receives under the Plan.

                  (f) New Revolving Credit Facility. Subject to the provisions of Sections 4.2(d) and (e) of the Plan, on the Effective Date, and as set forth in the New Senior Secured Credit Agreement, the principal and salient terms of which are set forth on the Exhibits to the Plan, the lenders party thereto shall provide the Reorganized Debtors with a New Revolving Credit Facility in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000.00), which shall be secured by a First Priority Lien on all of the Assets of the Reorganized Debtors and shall be pari passu with the Liens and security interests securing the New Term A Notes and the New Term B Notes. Each holder of an Allowed Prepetition Bank Group Claim may elect on the Ballot to participate in the New Revolving Credit Facility in an amount up to two and one-half times (2.5x) such holder's Pro Rata share of the New Revolving Credit Facility; provided, however, that, in the event that the New Revolving Credit Facility is oversubscribed through holders of Allowed Prepetition Bank Group Claims committing in excess of Twenty Million Dollars ($20,000,000.00), those holders which elect on the Ballot to commit in excess of their Pro Rata share shall have their respective commitments reduced proportionally such that only Twenty Million Dollars ($20,000,000.00) is committed to the New Revolving Credit Facility; and, provided, further, that, in the event that the New Revolving Credit Facility is undersubscribed through holders of Allowed Prepetition Bank Group Claims committing less than Twenty Million Dollars ($20,000,000.00), the original principal amount of the New Term A Notes shall be increased, on a dollar-for-dollar basis, to the extent of any such deficiency.

                  (g) New Revolving Credit Facility Non-Participants. Notwithstanding anything to the contrary contained in Section 4.2(c) of the Plan, and subject to the provisions of Sections 4.2(d) and (e) of the Plan, to the extent that a holder of an Allowed Prepetition Bank Group Claim elects on the Ballot to be a New Revolving Credit Facility Non Participant, such holder's Pro Rata share of the Prepetition Bank Group Payment to be otherwise distributed in accordance with the provisions of Section 4.2(c) of the Plan shall be reallocated.

                  (h) Allocation of New Term A Notes and New Term B Notes. For each dollar of New Revolving Credit Facility committed and accepted, with respect to Allowed Prepetition Bank Group Claims held by a New Revolving Credit Facility Participant, such New Revolving Credit Facility Participant shall receive New Term B Notes in the original principal amount equal to two (2) times such holder's committed and accepted amount. The balance of New Term A Notes and New Term B Notes shall be allocated to all holders of Allowed Prepetition Bank Group Claims as follows:

                           (1) Revolver Subscribed: In the event that the New
Revolving Credit Facility is fully committed, in addition to those New Term B Notes to be issued to New Revolving Credit Participants in accordance with
Section 4.2(h) of the Plan, each holder of an Allowed Prepetition Bank Group Claim shall receive New Term A Notes and New Term B Notes in an original principal amount equal to approximately sixty percent (60%) and forty percent (40%), respectively, of such holder's Remaining Prepetition Bank Group Claim.

                           (2) Revolver Unsubscribed: In the event that the New
Revolving Credit Facility is undersubscribed, in addition to those New Term B Notes to be issued to New Revolving Credit Facility Participants in accordance with Section 4.2(h) of the Plan, each holder of an Allowed Prepetition Bank Group Claim shall receive New Term A Notes and New Term B Notes allocated approximately as follows: (i) with respect to New Term A Notes, New Term A Notes in an original principal amount equal to, calculated and expressed as a percentage of such holder's Remaining Prepetition Bank Group Claim, (a) the sum of Sixty Million Dollars ($60,000,000.00) plus the amount of any undercommitment, divided by (b) the sum of One Hundred Million Dollars ($100,000,000.00) plus three times (3x) the amount of any undercommitment; and
(ii) with respect to New Term B Notes, New Term B Notes in an original principal amount equal to, calculated and expressed as a percentage of such holder's Remaining Prepetition Bank Group Claim, one minus the amount set forth in subsection (i) above.

                           (3) Default Interest: Notwithstanding the foregoing
allocation, each holder's distribution of New Term B Notes shall be increased by their Pro Rata share of the default interest accrued with regard to the Prepetition Bank Group Claim.

                  4.3 UBOC SWAP AGREEMENT CLAIM (CLASS 3)

                  Except to the extent the holder of the UBOC Swap Agreement Claim agrees to different treatment, the holder of an Allowed UBOC Swap Agreement Claim shall receive, in full satisfaction of such Claim, five (5) equal annual principal installments of up to $194,800, plus interest at LIBOR + 3.25%, with the first installment due on the date that is one year after the Effective Date.

                  To the extent the UBOC Swap Agreement Claim is a secured claim, the liens and security interests that exist prior to the Effective Date to secure the UBOC Swap Agreement

Claim shall remain in full force and effect, and shall remain as of the same priority as they existed prior to the Effective Date, until such time as this Claim is paid in full.

                  4.4 RPR CONSTRUCTION COMPANY CLAIM (CLASS 4)

                  Except to the extent the holder of the RPR Construction Company Claim agrees to different treatment, the Allowed RPR Construction Company Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim on or as soon as reasonably practicable after the Effective Date. In accordance with section 1126(f) of the Bankruptcy Code, the holder of the Allowed RPR Construction Company Claim is conclusively presumed to accept the Plan and the vote of such holder will not be solicited with respect to such Claim.

                  4.5 OTHER SECURED CLAIMS (CLASS 5)

                  Except to the extent the holder of an Other Secured Claim agrees to different treatment, each holder of an Allowed Other Secured Claim shall, on or as soon as reasonably practicable after the later of: (i) the Effective Date; and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Claim becomes an Allowed Other Secured Claim receive such treatment that either: (a) leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Other Secured Claim is entitled; or (b) leaves such Allowed Other Secured Claim holder unimpaired pursuant to section 1124(2) of the Bankruptcy Code. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.6 CONVENIENCE CLASS CLAIMS (CLASS 6)

                  Except to the extent the Proponents and the holder of a Convenience Class Claim agree to different treatment, each holder of an Allowed Convenience Class Claim shall on or as soon as reasonably practicable after the later of: (i) the Effective Date and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Claim becomes an Allowed Convenience Class Claim, in full satisfaction of such Claim, receive Cash in an amount that is the lesser of: (i) the amount of such Claim or (ii) one-thousand dollars ($1,000.00). In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Convenience Class Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.7 GENERAL UNSECURED CLAIMS (CLASS 7)

                  Except to the extent the Proponents and the holder of a General Unsecured Claim agree to different treatment, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim, twenty-five percent (25%) of such Allowed Claim which amount shall be payable in four (4) equal quarterly installments. The first installment shall be made on or as soon as reasonably practicable after the later of: (i) the first (1st) Business Day that is thirty (30) days after the Effective Date; and (ii) the first (1st) Business Day after the date that is sixty (60) calendar days after the date such Claim becomes an Allowed General Unsecured Claim

                  4.8 BONDHOLDER CLAIMS (CLASS 8)

                  (a) On the Effective Date, the Bondholder Claims shall be deemed Allowed in the aggregate principal amount of $378,000,000, plus all interest, fees and costs to the extent such interest, fees and costs are Allowed under the Bankruptcy Code, which aggregate to approximately $406,000,000.00.

                  (b) Except to the extent the holder of a Bondholder Claim agrees to different treatment, each holder of an Allowed Bondholder Claim shall receive, on or as soon as reasonably practicable after the Effective Date

                           (i)      its Pro Rata share of one million
                                    (1,000,000) shares of New Common Stock, with respect to which each such holder shall be deemed to be a party to and will be subject to the Shareholder Agreement;

                           (ii) its Pro Rata share of Subscription Rights in the Rights Offering; and

                           (iii) its Pro Rata share of Cash in the amount of up to Two Hundred Twenty Thousand Dollars ($220,000.00), which Cash shall be on account of the Indenture Trustee Fee and shall thus be subject to approval as set forth in Section 1.66 of the Plan.

                  4.9 INTERDEBTOR CLAIMS (CLASS 9)

                  No distributions will be made on account of Interdebtor Claims under the Plan and such Claims shall be discharged and released on the Effective Date. In accordance with section 1126(g) of the Bankruptcy Code, the holders of such Interdebtor Claims are conclusively presumed to reject the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.10 SUBORDINATED CLAIMS (CLASS 10)

                  No distributions will be made on account of Subordinated Claims under the Plan and such Claims shall be discharged and released on the Effective Date. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Subordinated Claims are conclusively presumed to reject the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.11 EQUITY INTERESTS (CLASS 11)

                  No distributions will be made on Equity Interests under the Plan and such Equity Interests in the Debtors shall be deemed cancelled, retired and extinguished as of the Effective Date and shall be delivered to such Debtors. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Equity Interests are conclusively presumed to reject the Plan and the votes of such holders will not be solicited with respect to such interests.

         SECTION 5 MEANS FOR IMPLEMENTATION

                  5.1 COMPROMISE AND SETTLEMENT

                  The Plan incorporates a proposed compromise and settlement of certain issues which were disputed by the Proponents, the Debtors, the holders of Bondholder Claims and certain other parties in interest. These issues related primarily to whether the estates of each of the Debtors should be treated separately for purposes of making payments to Creditors, the value of the Debtors' estates and the amount and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the cancellation of Intercompany Claims, and the treatment of each class of Claims under the Plan reflect this proposed compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Persons receiving any payments or other distributions under the Plan.

                  5.2 DEEMED CONSOLIDATION OF DEBTORS FOR PLAN PURPOSES ONLY

                  (a) Consolidation. Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Interdebtor Claims or any ownership interest of a Debtor in another Debtor; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and, to the extent Allowed, obligation of the deemed consolidated Debtors.

                  Except as otherwise provided herein, such deemed consolidation shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section 5.2) affect: (i) the legal and organizational structure of the Reorganized Debtors; or (ii) the enforceability or existence of any pre- or post-Commencement Date guarantees, liens, and security interests that are required to be maintained: (a) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed; (b) pursuant to the Plan; or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; (iii) distributions out of any insurance policies or proceeds of policies or (iv) the obligations to pay statutory fees in accordance with the provisions of Section 2.1 hereof.

                  (b) Order Granting Consolidation. Unless consolidation has been approved by a prior order of the Bankruptcy Court, the Plan shall serve as a motion seeking entry of an order substantively consolidating the Reorganization Cases. Unless an objection to consolidation is made in writing by any creditor affected by the Plan as herein provided on or before 4:00 p.m. eastern time on the date that is fixed by the Bankruptcy Court as the last date on which objections to the Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the Consolidation Order may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

                  5.3 COMBINATION TRANSACTIONS

                  In furtherance of the restructuring of the Debtors, on or as soon as reasonably practicable after the Effective Date, each Debtor and the Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Combination Transaction. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan;
(c) the filing of appropriate certificates of merger, dissolution or consolidation with the appropriate governmental authorities under applicable law; and (d) other actions that such Debtor or Reorganized Debtors determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Combination Transaction. The form of each Combination Transaction shall be determined by the respective board of directors of such Debtor and/or Reorganized Debtors.

                  5.4 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED DEBTORS

                  Subject to the effects of the Combination Transaction(s), the Reorganized Debtors will continue to exist from and after the Effective Date, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates, and any property acquired by any Debtor or Reorganized Debtors under the Plan, will vest in the Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances and Equity Interests. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of professional fee applications) without application to the Bankruptcy Court.

                  5.5 THE EXIT FINANCING

                  The Reorganized Debtors shall issue the New Preferred Stock and shall receive the proceeds of the Rights Offering. The Reorganized Debtors shall also enter into the New Revolving Credit Facility.

                  5.6 NEW CREDIT FACILITIES

                  The Reorganized Debtors shall be authorized to enter into the New Senior Secured Credit Agreement, the New Subordinated Secured Credit Agreement, and the New Revolving Credit Facility, and the Reorganized Debtors shall be authorized to and shall issue the New Term A Notes, the New Term B Notes and the New Subordinated Secured Notes.

                  5.7 MANAGEMENT INCENTIVE PLAN

                  On or after the Effective Date, the Reorganized Debtors shall be authorized to and shall adopt and implement the New Management Incentive Plan, as may be amended, supplemented or modified from time to time, without the need for any further corporate action. From and after the Effective Date, the Reorganized Debtors are further authorized to issue all options to purchase shares of New Common Stock, and the shares of New Common Stock issuable upon exercise of such options, under the New Management Incentive Plan in accordance with the terms thereof.

                  5.8 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

                  Except for the purpose of evidencing rights to distributions under the Plan or as otherwise provided in the Plan, on the Effective Date, all the agreements, instruments, and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors and the Bonds, including further the Indentures providing for the issuance of such Bonds, shall be deemed cancelled and of no force or effect; provided, however, that the Bonds and the Indentures shall continue in effect solely for the purposes of: (i) allowing the Bondholders to receive their distributions hereunder; (ii) allowing the Indenture Trustee to make the distributions to be made on account of the Bonds; and (iii) permitting the Indenture Trustee to assert its Indenture Trustee Charging Lien against such distributions for payment of the Indenture Trustee Fee; provided, that, the Indenture Trustee Charging Lien is released upon payment in full of the Indenture Trustee Fee.

                  5.9 RELEASE OF LIENS

                  Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan each holder of: (a) any (i) DIP Lender Claim, (ii) Prepetition Bank Group Claim, (iii) UBOC Swap Agreement Claim, (iv) RPR Construction Company Claim or (v) Other Secured Claim; (b) any Claim that is purportedly secured; and/or (c) any judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Reorganized DebtorS, be deemed released; and (z) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder's rights in such property. On the Effective Date, all right, title and interest in such property shall revert or be transferred to the Reorganized Debtors, free and clear of all Claims and interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

                  5.10 BOARD OF DIRECTORS

                  (a) The initial board of directors shall consist of the following seven (7) individuals, whose terms shall commence on the Effective
Date: (i) Dale Bennett, the proposed President of the Reorganized Debtors; (ii) two (2) individuals designated by the Creditors' Committee, whose names shall be disclosed in a filing to be made with the Bankruptcy Court at least five (5) calendar days prior to the Confirmation Hearing; and (iii) four (4) individuals designated by OCM, whose names shall be disclosed in a filing to be made with the Bankruptcy. Court at least five (5) calendar days prior to the Confirmation Hearing.

                  (b) The initial board of directors shall continue in effect until removed or replaced pursuant to applicable law or in accordance with the Reorganized Debtors' corporate governance procedures.

                  5.11 CORPORATE ACTION

                  (a) The Reorganized Debtors shall pay all fees incurred pursuant to 28 U.S.C. Section 1930(a)(6) and file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing these Reorganization Cases or the Reorganization Cases are converted or dismissed, or the Bankruptcy Court orders otherwise. All Reorganization Cases other than those of the Reorganized Debtors shall be closed as of the Effective Date, and the Confirmation Order shall be considered an Order of the Bankruptcy Court approving and authorizing these case closings.

                  (b) The Amended Bylaws and Amended Certificate of Incorporation shall contain a provision as of the Effective Date to the extent necessary: (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended Certificates of Incorporation and Bylaws as permitted by applicable law; and (ii) to effectuate the provisions of the Plan, including the filing of the same with the Secretary of State of the respective States of incorporation of the Reorganized Debtors, in each case without any further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

                  (c) The issuance of, or entry into, each of the following is hereby authorized without further act or action under applicable law; regulation, order or rule:

                           (i)      the New Revolving Credit Facility;

                           (ii)     the New Term A Notes;

                           (iii)    the New Term B Notes;

                           (iv)     the New Senior Secured Credit Agreement;

                           (v)      the New Subordinated Secured Notes;

                           (vi)     the New Subordinated Secured Credit
                                    Agreement;

                           (vii)    the New Preferred Stock;

                           (viii)   up to 2,196,000 shares of New Common Stock;

                           (ix)     the New Management Options; and

                           (x)      the Subscription Rights.

                  (d) Effective on the Effective Date, the Reorganized Debtors shall adopt the New Management Incentive Plan, and approximately 111,111 shares of New Common Stock are hereby reserved for issuance thereunder in accordance with such Incentive Plan from time to time.

                  (e) Effective on the Effective Date, the Reorganized Debtors are authorized to and shall execute and file with the Secretary of State the New Preferred Stock Designation.

                  (f) On the Effective Date, Reorganized Debtors shall execute the New Preferred Stock Registration Rights Agreement.

                  5.12 DISSOLUTION OF CERTAIN DEBTORS

                  On the Effective Date, each Debtor that is not one of the Reorganized Debtors, as a result of a Combination Transaction or otherwise, shall cease to exist as a separate entity without any other action being required to effect such dissolution as of the Effective Date or the date of any such Combination Transaction and the Reorganized Debtors shall file appropriate certificates of dissolution in accordance with applicable law.

                  5.13 REGULATORY APPROVAL OF RATE CHANGES

                  To the extent necessary, pursuant to section 1129(a)(6) of the Bankruptcy Code, the Reorganized Debtors will obtain the approval of any rate change from any and all governmental regulatory commissions with jurisdiction over Reorganized Debtors.

                  5.14 EXEMPTION FROM CERTAIN TRANSFER TAXES

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer hereunder will not be subject to any stamp tax, or similar tax.

                  5.15 SECURITIES LAW EXEMPTIONS

                  Except with respect to the New Common Stock to be issued to employees pursuant to the Management Incentive Plan and any Subscription Rights, New Preferred Stock, and New Common Stock to be issued to any entity that may be an "underwriter" as that term is defined in section 1145(b) of the Bankruptcy Code, the Reorganized Debtors shall issue the Subscription Rights, New Term A Notes, New Term B Notes, New Subordinated Secured Notes, New Preferred Stock and the New Common Stock without registration under federal or state securities laws in reliance upon the exemption set forth in section 1145 of the Bankruptcy Code. With respect to the Subscription Rights, New Term A Notes, New Term B Notes, New Subordinated Secured Notes, New Preferred Stock and New Common Stock to be issued to any entity that may be an "underwriter" as that terms is defined in section 2(11) of the Securities Act, such Subscription Rights, New Term A Notes, New Term B Notes, New Subordinated Secured Notes, New Preferred Stock and New Common Stock shall be issued without registration under federal or state securities laws in reliance on the exemption provided by Rule 506 of Regulation D under the Securities Act. Except with respect to securities held by any entity that is an "underwriter" as that term is defined in section 1145(b) of the Bankruptcy Code, the securities to be issued in reliance upon the exemption set forth in section 1145 of the Bankruptcy Code shall be freely tradeable. The New Preferred Stock to be issued in reliance upon the exemption provided by Rule 506 of Regulation D under the Securities Act will be restricted securities under Rule 144 of the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act, including the registration statement contemplated by the Registration Rights Agreement, or an applicable exemption from such Act.

                  5.16 MANAGEMENT RIGHTS AGREEMENT

                  On the Effective Date, the Reorganized Debtors and each of OCM and GSC shall execute and deliver the Management Rights Agreement.

         SECTION 6 THE RIGHTS OFFERING

                  6.1 ISSUANCE OF NEW PREFERRED STOCK

                  Subject to the occurrence of the Effective Date, Reorganized Debtors shall issue the New Preferred Stock pursuant to the Rights Offering under the terms and the conditions set forth in Exhibit 4 to the Plan or as may be amended, supplemented or modified from time to time. If OCM exercises any portion of its Over-Allotment Rights, the Reorganized Debtors shall issue an additional amount of New Preferred Stock in the aggregate initial liquidation preference of OCM's exercise of such rights, which offering shall be separate and apart from the Rights Offering.

                  6.2 DISTRIBUTION OF SUBSCRIPTION RIGHTS

                  Each holder of an Allowed Claim or a Disputed Claim within or potentially within Class 8 on the Subscription Rights Record Date shall receive Subscription Rights entitling each such holder to purchase such holder's Pro Rata share of the New Preferred Stock. Each increment of the Eligible Claim Unit entitles the holder to receive one (1) Subscription Right; provided, however, each holder must be entitled to receive and must exercise at least fifty (50) Subscription Rights to participate in the Rights Offering. A holder's Eligible Claim Unit will be rounded up or down to the nearest increment of the Eligible Claim Unit held by such holder to determine such holder's actual entitlement. A Subscription Rights Election Form will be distributed to each Class 8 holder together with the Ballot.

                  6.3 EXERCISE OF SUBSCRIPTION RIGHTS

                  In order to exercise the Subscription Rights, each holder entitled to Subscription Rights must: (i) return a duly completed Subscription Rights Election Form to the Debtors so that it is received by the Debtors on or before the Voting Deadline; and (ii) pay to the Debtors on or before the Voting Deadline immediately available funds in an equal amount to such holder's Subscription Rights Purchase Price, such payment to be made either by wire transfer to the Debtors in accordance with the wire instructions set forth on the Subscription Rights Election Form or by bank or cashier's check delivered to the Debtors along with the Subscription Rights Election Form. If, on or prior to the Voting Deadline, the Debtors for any reason do not receive from a given holder both a duly completed Subscription Rights Election Form and immediately available funds in an amount equal to such holder's Subscription Rights Purchase Price, such holder shall be deemed to have not exercised its Subscription Rights and to have relinquished and waived its right to participate in the Rights Offering. A Subscription Rights Election Form must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Subscription Rights, as well as an appropriate executed representations as to ownership. After any holder has exercised any Subscription Right, such exercise may not be revoked.

                  The payments made in accordance with participating in the Rights Offering shall be deposited and held by the Debtors in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from the Debtors' general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date of the Plan, or such other later date agreed to by the Reorganized Debtors and OCM. After the funds are released from such segregated accounts, they may be used by the Reorganized Debtors for making the payments pursuant to the Plan as well as for general corporate purposes.

                  6.4 BACKSTOP BY OCM

                  Pursuant to the terms of the Support Agreement, OCM shall be deemed to have exercised all Subscription Rights that it is entitled to receive pursuant to the terms of the Plan. In addition, pursuant to the terms of the Support Agreement, OCM shall be entitled to, and shall, exercise all Unexercised Subscription Rights at the Subscription Purchase Price. Pursuant to the terms of the Support Agreement, OCM shall pay to the Debtors one (1) Business Day prior to the Effective Date an amount equal to the Subscription Rights Purchase Price for all Subscription Rights to be purchased by OCM pursuant to the terms of the Support Agreement and/or this Plan. As with all payments by the other participants in the Rights Offering, the payment by OCM shall be deposited and held by the Debtors in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from the Debtors' general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts will be maintained for the purpose of holding the money for the administration of the Rights Offering until the Effective Date of the Plan, or such other later date agreed to by the Reorganized Debtors and OCM.

                  OCM's Commitment hereunder will continue until all Disputed Claims have been resolved with respect to holders of Disputed Claims entitled to exercise their Subscription Rights and that have exercised their Subscription Rights.

                  6.5 DISTRIBUTION OF NEW PREFERRED STOCK

                  On or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall distribute the New Preferred Stock (other than the New Preferred Stock held in escrow in respect of Disputed Claims) purchased by each Exercising Claimant to such Exercising Claimant, as well as to OCM, with respect to which each such holder shall be deemed to be a party to and subject to the Shareholder Agreement.

                  6.6 PROCEDURES WITH RESPECT TO DISPUTED CLAIMS

                  (a) Exercise of Subscription Rights: Each holder of a Disputed Claim entitled to exercise its Subscription Rights in accordance with Section 6 of the Plan must comply with the terms of Section 6 of the Plan or such holder shall be deemed to have not exercised its Subscription Rights and to have relinquished and waived its rights to participate in the Rights Offering.

                  (b) Release of New Preferred Stock: The Disbursing Agent shall not deliver the New Preferred Stock to the holders of Exercised Disputed Claims, but shall instead deposit into the Disputed Claims Subscription Escrow Account all the New Preferred Stock subscribed for by the holders of such Exercised Disputed Claims. All interest, payments, dividends or distributions on account of the New Preferred Stock held in the Disputed Claims Subscription Escrow Account shall be held in trust in the Disputed Claims Subscription Escrow Account and shall be distributed only in the manner described below.

                  (c) Release of New Preferred Stock from Escrow: At such time and to the extent that all or any portion of an Exercised Disputed Claim becomes an Allowed Claim, the New Preferred Stock subscribed for by the holder of such Exercised Disputed Claim on account, (including any interest, payments, dividends or other distributions received with respect thereto) shall be released from the Disputed Claims Subscription Escrow Account and distributed by the Disbursing Agent or the Reorganized Debtors to the holder of such Allowed Claim, net of any taxes or other applicable charges required to be paid in respect thereof. At such time and to the extent that an Exercised Disputed Claim is determined by Final Order not to be an Allowed Claim, the: (i) Disputed Claim Subscription Purchase Price shall be returned by the Reorganized Debtors to the holder of such Exercised Disputed Claim; (ii) OCM shall pay an amount to the Reorganized Debtors equal to the Disputed Claim Subscription Purchase Price; and
(iii) the New Preferred Stock subscribed for by the holder of such Exercised Disputed Claim on account of such Exercised Disputed Claim (including any interest, payments, dividends or other distributions received with respect thereto) shall be released and distributed by the Disbursing Agent or the Reorganized Debtors to OCM.

                  6.7 NO INTEREST

                  No interest shall accrue or be payable at any time with respect to funds delivered in payment of the Subscription Purchase Price.

                  6.8 VALIDITY OF EXERCISE OF SUBSCRIPTION RIGHTS

                  All questions concerning the timeliness, validity, form and eligibility of any exercise of Subscription Rights will be determined by the Creditors' Committee, in its sole discretion, whose determination shall be final and binding. The Creditors' Committee reserves the absolute right to reject any Subscription Rights Election Form not in proper form or if the acceptance thereof or the issuance of New Preferred Stock pursuant thereto could be deemed unlawful in the opinion of Creditors' Committee. The Creditors' Committee also reserves the right to waive any defect with regard to any particular Subscription Rights Election Form or to reject any purported Subscription Rights Election Form by reason of any defect or irregularity in such exercise. The Creditors' Committee shall not be under any duty to give notification of any defects or irregularities in any Subscription Rights Election Form, nor shall the Creditors' Committee incur any liability for failure to give such notification. The Creditors' Committee shall not be obligated to recognize any transfer of, claim against or interest in any Subscription Rights notwithstanding any notice to the contrary.

         SECTION 7 DISTRIBUTIONS

                  7.1 OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS: The Debtors or the Reorganized Debtors shall object to the allowance of Claims or Equity Interests filed with the Bankruptcy Court with respect to which they dispute liability or allowance in whole or in part. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors (within such parameters as may be established by the Boards of Directors of the Reorganized Debtors) shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or the Reorganized Debtors shall file and serve all objections to Claims or Equity Interests as soon as practicable, but in no event later than ninety (90) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

                  7.2 ESTIMATION OF CLAIMS: The Debtors, the Reorganized Debtors or the Proponents may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors or the Proponents may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                  7.3 DISTRIBUTION RECORD DATE

                  (a) General. As of the close of business on the Distribution Record Date, the various transfer and Claims registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, their respective agents, or the Indenture Trustee shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Reorganized Debtors, Disbursing Agent, Indenture Trustees and other parties, shall have no obligation to recognize any transfer of Claims or Equity Interests occurring after the close of business on the Distribution Record Date and shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

                  (b) Distributions through DTC. Notwithstanding the foregoing or anything herein to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, delivery/withdrawal at custodian or otherwise), the Reorganized Debtors, Disbursing Agent or Indenture Trustee will be entitled to recognize and deal for all purposes under the Plan with holders of securities subject to such distribution to the extent consistent with the customary practices of DTC used in connection with such distributions.

                  7.4 DATE OF DISTRIBUTIONS

                  Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable, provided that the Disbursing Agent may utilize periodic distribution dates to the extent appropriate. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  7.5 SATISFACTION OF CLAIMS

                  Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

                  7.6 DISTRIBUTIONS TO CLASSES 2 AND 8

                  On the Effective Date, except with respect to the distributions made on account of the GSC Subordinated Prepetition Bank Group Claim pursuant to the provisions of Section 4.2(d) hereof, which distributions shall be made directly to GSC, or otherwise distributed in accordance with instructions provided by GSC, the Disbursing Agent shall distribute the Prepetition Bank Group Claim distributions directly to, or otherwise distribute in accordance with the wire transfer and other instructions provided by, Goldman, as administrative agent under the Prepetition Bank Group Agreements, for further distribution to individual holders of Allowed Prepetition Bank Group Claims in accordance with the terms and provisions of the Prepetition Bank Group Agreements.

                  On the Effective Date, except with respect to any distribution to be made pursuant to the provisions of Section 7.3(b) hereof, the Disbursing Agent shall distribute the distributions provided for under Sections 4.8(b)(i),
(ii) and (iii) of the Plan on account of Allowed Bondholder Claims to, or otherwise distribute in accordance with instructions provided by, the Indenture Trustee, for further distribution to holders of Allowed Bondholder Claims. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Indentures shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the holders of Allowed Bondholder Claims pursuant to this Plan on account of Allowed Bondholder Claims and shall terminate completely upon completion of all such distributions.

                  The Indenture Trustee, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the distributions, shall transmit the distributions to the holders of such Allowed Bondholder Claims. All payments to holders of Allowed Bondholder Claims shall only be made to such holders after the surrender by each such holder of the Bond certificates representing such Bondholder Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in section 7.9 below. Upon surrender of such Bond certificates, the Indenture Trustee shall cancel and destroy such Bond. As soon as practicable after surrender of Bond certificates evidencing Allowed Bondholder Claims, the Indenture Trustee shall distribute to the holder thereof such holder's Pro Rata share of the distribution, but subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such distribution.

                  7.7 DISBURSING AGENT

                  All distributions under the Plan initially shall be made by the Disbursing Agent on or after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

                  7.8 RIGHTS AND POWERS OF DISBURSING AGENT

                  (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) subject to the provisions of this Section 7, make all distributions contemplated hereby;
(iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

                  7.9 COMPENSATION TO INDENTURE TRUSTEE

                  To the extent that the Indenture Trustee provides services on or after the Effective Date related to distribution pursuant to the Plan, the Indenture Trustee will receive from the Reorganized Debtors, without further court approval but subject to approval of the Reorganized Debtors as set forth immediately below, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors. Such payment shall be separate and apart from the payment of the Indenture Trustee Fee, for which the Indenture Trustee reserves the right to assert the Indenture Trustee Charging Lien against the distributions made to the Bondholders provided in Section 4.8(b)(iii) hereof to obtain payment in full of the Indenture Trustee Fee.

                  7.10 INDENTURE TRUSTEE AS CLAIM HOLDER

                  Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Indenture Trustee in respect of the Bondholder Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the Indenture Trustee without need for any further action or Bankruptcy Court order.

                  7.11 SURRENDER OF INSTRUMENTS

                  As and to the extent required by the Reorganized Debtors, Disbursing Agent or Indenture Trustee, as a condition to receiving any distribution under the Plan, each holder of a Claim represented by an instrument other than the Prepetition Bank Group Claim, including notes and certificates, must surrender such instrument held by it to the Disbursing Agent, Indenture Trustee or their respective designee accompanied by a letter of transmittal substantially in the form set forth in the Plan Supplement. Any holder that fails to: (i) surrender such instrument; or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent, Indenture Trustee or their respective designee, and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent, Indenture Trustee or its designee, before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan in respect of such Claims and will hold the Indenture Trustee harmless with respect to such instrument and any distribution made in respect thereof. Any distribution so forfeited shall become the sole and exclusive property of Reorganized Debtors.

                  7.12 DELIVERY OF AND UNCLAIMED DISTRIBUTIONS

                  Subject to Bankruptcy Rule 9010 and except as otherwise required as a result of the provision of Section 7.1(b) hereof, or unless otherwise provided herein, all distributions to any holder of an Allowed Claim, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified, in advance, in writing of a change of address, including, without limitation, by the filing of a proof of Claim or Equity Interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent or Indenture Trustees has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest; provided, that, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the later of: (i) the Effective Date; and (ii) the date such holder's claim is Allowed. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. The Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing Debtors' books and records (including any proofs of Claim filed against the Debtors).

                  7.13 MANNER OF PAYMENT UNDER PLAN

                  Except as specifically provided herein, at the option of the Reorganized Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of DTC as and to the extent such Cash payment is made through the facilities of DTC. No payment of Cash in amounts less than Fifteen Dollars ($15.00) shall be made to any holder of a Claim.

                  Pursuant to the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount of the Allowed Claim, with any excess allocated to unpaid accrued interest.

                  7.14 FRACTIONAL SECURITIES

                  No fractional shares of New Preferred Stock, or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Preferred Stock and New Common Stock shall be rounded down to the next whole number or zero, as applicable. None of the Reorganized Debtors, Disbursing Agent or Indenture Trustees shall have any obligation to make a distribution that is less than one (1) share of New Preferred Stock or New Common Stock. Fractional shares that are not distributed in accordance with this section shall be returned to the Reorganized Debtors and cancelled.

                  7.15 SETOFFS

                  The Debtors and the Reorganized Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that any of the Debtors, the Estates or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim any of the Debtors, the Estates, or the Reorganized Debtors may have against the holder of such Claim.

                  7.16 COMPROMISE OF CONTROVERSIES

                  Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Commencement Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest and are fair, equitable and within the range of reasonableness.

         SECTION 8 PROCEDURES FOR DISPUTED CLAIMS

                  8.1 OBJECTIONS TO CLAIMS

                  The Reorganized Debtors and the Creditors' Committee shall be entitled to object to Claims. Any objections to such Claims shall be served and filed on or before the later of: (i) one hundred twenty (120) days after the Effective Date; (ii) thirty (30) days after a request for payment or proof of Claim is timely filed and properly served; or (iii) such other date as may be fixed by the Bankruptcy Court, whether before or after the dates specified in subsections (i) and (ii) herein. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if service is effected in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in the Reorganization Cases; or (c) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of Claim or other representative identified in the proof of Claim or any attachment thereto.

                  8.2 PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  8.3 PRESERVATION OF INSURANCE

                  The discharge and release of the Debtors as provided in the Plan shall not diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor or other Person.

                  8.4 DISTRIBUTIONS AFTER ALLOWANCE

                  After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan in accordance with the provisions hereof. In respect of Disputed Claims such distributions shall be made prior to or on the Final Distribution Date.

                  8.5 NO RECOURSE: Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, the Debtors, the Reorganized Debtors, the Proponents, the Indenture Trustee, the Agents, OCM, GSC or any of their respective professionals, consultants, attorneys, advisors, officers, directors or members or their successors or assigns, or any of their respective property; provided, however, that nothing in the Plan shall modify any right of a holder of a Claim in accordance with section 502(j) of the Bankruptcy Code. THE BANKRUPTCY COURT'S ENTRY OF THE ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

         SECTION 9 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  9.1 GENERAL TREATMENT

                  (a) All executory contracts and unexpired leases to which any of the Debtors are a party are hereby assumed, except for any executory contracts or unexpired leases that: (i) have been assumed or rejected pursuant to Final Order of the Bankruptcy Court; (ii) are designated, specifically or by category, as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases contained in the Plan Supplement, as such Schedule of Rejected Contracts and Leases may be amended from time to time whether prior to or after the Effective Date to include additional contracts and agreements; or
(iii) are the subject of a separate motion to assume or reject filed in accordance with section 365 of the Bankruptcy Code filed prior to the Effective Date, but shall be presumed to be assumed if such a motion is withdrawn or held in abeyance by the Bankruptcy Court, subject to a subsequent determination by the Bankruptcy Court concerning treatment of such motion. For purposes hereof, each executory contract and unexpired lease that relates to the use or occupancy of real property, whether: (i) listed on the Schedule of Rejected Contracts and Leases; (ii) previously assumed or rejected pursuant to Final Order of the Bankruptcy Court; or (iii) assumed hereunder, shall include: (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) executory contracts or unexpired leases appurtenant to the premises, excluding any non-competition and like agreements but including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are otherwise specifically assumed or rejected. Except as may otherwise be ordered by the

Bankruptcy Court, the Creditors' Committee shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtors designated for such purpose by the Creditors' Committee.

                  (b) Executory contracts and unexpired leases listed on the Schedule of Rejected Contracts and Leases shall be rejected by the respective Debtors. Claims for damages resulting from the rejection of an executory contract or unexpired lease must be filed in accordance with Section 9.3 hereof.

                  9.2 CURE OF DEFAULTS

                  Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed, the Debtors, the Creditors' Committee, or the Reorganized Debtors, as applicable, shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, either prior to or within thirty (30) days after the Effective Date, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading or pleadings with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Reorganized Debtors shall have fifteen (15) days from the date of service to object to the cure amounts listed by the Reorganized Debtors. If a timely objection is filed and served on the Debtors, the Reorganized Debtors and the Creditors' Committee with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of the disputed cure amount, which hearing may be held in connection with the Confirmation Hearing. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Reorganized Debtors shall have the right to reject such executory contract or unexpired lease.

                  Failure timely to file and serve an objection to any notice regarding the proposed cure amount shall result in the determination that the Debtors' tender of the cure payment specified in such notice shall provide cure and compensation for any and all defaults and obligations under such assumed executory contract or unexpired lease. To the extent an objection to any proposed cure amount is timely filed and served, any disputes shall be resolved by the Bankruptcy Court.

                  Entry of the Confirmation Order or any other order determining disputed cure amounts in connection with the assumption of executory contracts or unexpired leases Order shall: (a) constitute approval of the assumptions of such contracts or leases by the Reorganized Debtors under the Plan pursuant to section 365 of the Bankruptcy Code; and (b) provide that, upon assumption, such executory contracts or unexpired leases shall remain in full force and effect according to their terms and that any parties to those contracts or leases shall be barred from asserting any further claims or defaults arising or allegedly arising prior to assumption by the Reorganized Debtors.

                  9.3 REJECTION CLAIMS

                  Except as otherwise ordered by the Bankruptcy Court, in the event that the rejection of an executory contract or unexpired lease pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages must be filed and served on the Reorganized Debtors and the Creditors' Committee no later than thirty (30) days after the Effective Date or shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property, or agents, successors, or assigns, unless a proof of claim has been filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the Bar Date. Claims for rejection damages shall be General Unsecured Claims unless otherwise provided by the Court.

                  9.4 SURVIVAL OF CERTAIN OF THE DEBTORS' CORPORATE INDEMNITIES

                  Any obligation of one or more of the Debtors, pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Commencement Date, to indemnify a Continuing Officer with respect to present and future actions, suits, and proceedings against a Debtor or a Continuing Officer, based upon any act or omission for or on behalf of a Debtor shall not be discharged or impaired by confirmation or consummation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the respective Debtor pursuant to the Plan and shall continue as obligations of the respective or successor Reorganized Debtors.

         SECTION 10 CONDITIONS PRECEDENT TO CONFIRMATION

                  10.1 CONDITIONS PRECEDENT

                  Confirmation of the Plan is subject to: (i) the proposed Confirmation Order being in form and substance acceptable to each of the Proponents, OCM and GSC; (ii) entry of the Confirmation Order; (iii) all parties thereto executing the Support Agreement; and (iv) the election of the holders of at least Forty Million Dollars ($40,000,000.00) of the Prepetition Bank Group Claims to make the New Subordinated Secured Notes Election.

                  10.2 WAIVER OF CONDITION PRECEDENT

                  The Creditors' Committee and the Prepetition Bank Group shall, with the consent of each other, and each of OCM and GSC, have the right to waive the conditions set forth in Section 10.1 hereof at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan.

         SECTION 11 CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

                  11.1 CONDITIONS PRECEDENT

                  The occurrence of the Effective Date is subject to the prior or simultaneous satisfaction of: (i) the Exit Financing being executed and delivered consistent with section 5.5 hereof; (ii) the Confirmation Order becoming a Final Order; (iii) the Plan Documents being entered into and delivered (rather than assumed) by the Reorganized Debtors in a form satisfactory to each of the Proponents, OCM, and GSC; (iv) the Consolidation Order being entered; (v) GSC having acquired an aggregate amount of at least Forty Million Dollars

($40,000,000.00) of Prepetition Bank Group Claims; (vi) GSC receiving on the Effective Date the commitment fee described in Section 4.2(e) of the Plan and
(vii) the Reorganized Debtors obtaining all authorizations, consents and regulatory approvals, if any, required to be obtained, and filing all notices and reports, if any, required to be filed, by the Debtors in connection with the Plan's effectiveness, including without limitation regulatory approval by the Federal Communications Commissions of the transfer of the Debtors' FCC licenses and any notification or report in compliance with, or consent or approval under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder and any applicable waiting period with respect to each (including extensions) having expired or been terminated or the requisite consent or approval required thereby having been obtained without any material condition or limitation.

                  11.2 WAIVER OF CONDITIONS PRECEDENT

                  (a) The Proponents shall, with the consent of each other, and each of OCM and GSC, have the right to waive any or all of the conditions set forth in Section 11.1 at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with consummation of the Plan. Further, the stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by entry of the Confirmation Order.

                  (b) In the event that the Proponents perform such a waiver and consummation of the Plan occurs, the Proponents' waiver of any condition or conditions will benefit from the "mootness doctrine", and the act of consummation of the Plan will foreclose any ability to challenge the Plan in court. The failure to satisfy or waive any condition or conditions may be asserted by the Proponents regardless of the circumstances that give rise to the failure of the condition or conditions to be satisfied (including, without limitation, any act, action, failure to act, or inaction by the Proponents). The failure of the Proponents to assert the non-satisfaction of any condition or conditions will not be deemed a waiver of any other rights under the Plan, and each such right will be deemed an ongoing right that may be asserted or waived at any time or from time to time.

         SECTION 12 EFFECT OF CONFIRMATION

                  12.1 VESTING OF ASSETS

                  On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of the Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

                  12.2 DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

                  Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of its assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

                  12.3 DISCHARGE OF DEBTORS

                  Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Confirmation Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to sections 105, 524 and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or terminated Equity Interest.

                  12.4 PRESERVATION OF INSURANCE

                  The discharge and release of the Debtors, as provided in this Plan, shall not diminish or impair the enforceability of any insurance policies that may cover claims against the Debtors or other persons.

                  12.5 TERM OF INJUNCTIONS OR STAYS

                  Unless otherwise provided, all injunctions or stays arising prior to the Confirmation Date in accordance with section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date, or such later date as provided under applicable law.

                  12.6 INJUNCTION AGAINST INTERFERENCE WITH PLAN

                  Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

                  12.7 EXCULPATION

                  EXCEPT WITH RESPECT TO OBLIGATIONS UNDER THE PLAN AND THE PLAN DOCUMENTS, NONE OF THE DISBURSING AGENT, THE INDENTURE TRUSTEE, GSC, OCM, THE DEBTORS, THE PREPETITION BANK GROUP, THE CREDITORS' COMMITTEE, NOR ANY OF THEIR RESPECTIVE MEMBERS,

OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR PROFESSIONALS, SOLELY IN THEIR CAPACITY AS SUCH, OR CONTINUING OFFICERS SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF ANY CLAIM OR EQUITY INTEREST FOR ANY ACT OR OMISSION IN CONNECTION WITH, OR ARISING OUT OF: (i) THE REORGANIZATION CASES; (ii) THE CONFIRMATION OF THE PLAN; (iii) THE CONSUMMATION OF THE PLAN; OR (iv) THE ADMINISTRATION OF THE PLAN OR PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN, EXCEPT FOR WILLFUL MISCONDUCT, RECKLESSNESS OR GROSS NEGLIGENCE; AND, IN ALL RESPECTS, THE DISBURSING AGENT, THE INDENTURE TRUSTEE, THE PREPETITION BANK GROUP, GSC, THE DEBTORS AND THE CREDITORS' COMMITTEE, AND EACH OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS AND AGENTS SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN. FROM AND AFTER THE EFFECTIVE DATE, THE INDENTURE TRUSTEE SHALL BE EXCULPATED BY ALL PERSONS AND ENTITIES, INCLUDING, WITHOUT LIMITATION, ALL HOLDERS OF BONDHOLDER CLAIMS AND OTHER PARTIES IN INTEREST, FROM ANY AND ALL CLAIMS, CAUSES OF ACTION AND OTHER ASSERTIONS OF LIABILITY ARISING OUT OF THE DISCHARGE OF THE POWERS AND DUTIES CONFERRED UPON SUCH INDENTURE TRUSTEE BY THE INDENTURES OR THE PLAN OR ANY ORDER OF THE BANKRUPTCY COURT ENTERED PURSUANT TO OR IN FURTHERANCE OF THE PLAN, OR APPLICABLE LAW, EXCEPT FOR ACTIONS OR OMISSIONS TO ACT ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDENTURE TRUSTEE. NO HOLDER OF A CLAIM OR OTHER PARTY IN INTEREST SHALL HAVE OR PURSUE ANY CLAIM OR CAUSE OF ACTION AGAINST THE INDENTURE TRUSTEE FOR MAKING DISTRIBUTIONS IN ACCORDANCE WITH THIS PLAN OR FOR IMPLEMENTING THE PROVISIONS OF THIS PLAN.

                  12.8 RELEASE OF CLAIMS

                  (a) RELEASE OF CONTINUING OFFICERS. AS OF THE EFFECTIVE DATE, THE DEBTORS, THE REORGANIZED DEBTORS AND EACH OF THE ESTATES HEREBY WAIVE, RELEASE AND DISCHARGE THE CONTINUING OFFICERS FROM ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, OR THEN EXISTING OR THEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE RELATED TO HIS OR HER ACTS OR OMISSIONS TO ACT AS A CONTINUING OFFICER INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS ARISING OUT OF ANY ALLEGED FIDUCIARY OR OTHER DUTY. TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, EACH HOLDER OF A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR EQUITY INTEREST IN A DEBTOR SHALL BE ENJOINED FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER AND SHALL BE DEEMED TO RELEASE ANY CLAIM AGAINST A CONTINUING OFFICER ARISING FROM THE BEGINNING OF TIME THROUGH THE CONFIRMATION DATE RELATED TO SUCH CONTINUING OFFICER'S ACTS OR FAILURES TO ACT AS A CONTINUING OFFICER, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS ARISING OUT OF ANY ALLEGED FIDUCIARY OR OTHER DUTY.

                  (b) RELEASE BY HOLDERS. AS OF THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR INTEREST TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, HEREBY WAIVES, RELEASES AND DISCHARGES THE INDENTURE TRUSTEE FROM ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, OR THEN EXISTING OR THEREAFTER ARISING IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT,

OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE INDENTURE TRUSTEE IN ITS CAPACITY AS INDENTURE TRUSTEE THAT SUCH ENTITY HAS, HAD OR MAY HAVE, AGAINST THE INDENTURE TRUSTEE AND ANY OF THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, UNDERWRITERS, INVESTMENT BANKERS OR FINANCIAL ADVISORS AND ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS. THIS RELEASE, WAIVER AND DISCHARGE WILL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE.

                  (c) RELEASE BY DEBTORS. AS OF THE EFFECTIVE DATE, THE DEBTORS, THEIR ESTATES, ALL PERSONS CLAIMING THROUGH THEM, ALL PERSONS OR ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR ALLOWED INTERESTS IN THE DEBTORS, AND ANY OF THEIR SUCCESSORS, ASSIGNS OR REPRESENTATIVES, HEREBY WAIVE, RELEASE AND DISCHARGE ALL RIGHTS OR CLAIMS, WHETHER BASED UPON TORT, FRAUD, CONTRACT OR OTHERWISE, AND WHETHER ARISING OUT OF (i) THE REORGANIZATION CASES, (ii) THE CONFIRMATION OF THE PLAN, (iii) THE CONSUMMATION OF THE PLAN, OR (iv) THE ADMINISTRATION OF THE PLAN OR PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN, OR OTHERWISE, WHICH THEY POSSESSED OR MAY POSSESS PRIOR TO THE EFFECTIVE DATE AGAINST THE INDENTURE TRUSTEE, AND ITS PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, UNDERWRITERS, INVESTMENT BANKERS OR FINANCIAL ADVISORS, AND ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS. THIS RELEASE, WAIVER AND DISCHARGE WILL BE IN ADDITION TO THE DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS PROVIDED HEREIN AND UNDER THE CONFIRMATION ORDER AND THE BANKRUPTCY CODE.

                  12.9 INJUNCTION

                  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS OR THE ESTATES ARE, WITH RESPECT TO ANY SUCH CLAIMS OR EQUITY INTERESTS, PERMANENTLY ENJOINED FROM AND AFTER THE CONFIRMATION DATE FROM: (i) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST AGAINST OR AFFECTING THE DEBTORS, THE ESTATES OR THE REORGANIZED DEBTORS OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS, OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (ii) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PRE-JUDGMENT ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, WITH RESPECT TO ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE ESTATES OR THE REORGANIZED DEBTORS OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS, OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (iii) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THE ESTATES OR THE REORGANIZED DEBTORS OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS; (iv) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY OBLIGATION DUE TO THE DEBTORS, THE ESTATES OR THE REORGANIZED DEBTORS, ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY

OF, OR SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS; AND (v) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW. NOTHING IN THE PLAN SHALL BE CONSTRUED TO PRECLUDE A GOVERNMENTAL UNIT FROM PURSUING ANY REGULATORY OR POLICE ACTION AGAINST ANY DEBTOR, REORGANIZED DEBTORS, OR ANY PARTY TO THE EXTENT NOT PROHIBITED BY THE AUTOMATIC STAY OF SECTION 362 OF THE BANKRUPTCY CODE OR DISCHARGED OR ENJOINED PURSUED TO SECTION 524 OR 1141(d) OF THE BANKRUPTCY CODE OR OTHER APPLICABLE LAW.

                  BY ACCEPTING A DISTRIBUTION PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING DISTRIBUTIONS PURSUANT TO THE PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS SECTION.

                  12.10 RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS

                  (a) EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NOTHING CONTAINED IN THE PLAN OR THE CONFIRMATION ORDER SHALL BE DEEMED TO BE A WAIVER OR THE RELINQUISHMENT OF ANY RIGHTS, CLAIMS, OR CAUSES OF ACTION THAT THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE OR WHICH THE REORGANIZED DEBTORS MAY CHOOSE TO ASSERT ON BEHALF OF THE ESTATES IN ACCORDANCE WITH ANY PROVISION OF THE BANKRUPTCY CODE OR ANY APPLICABLE NONBANKRUPTCY LAW, INCLUDING, WITHOUT
LIMITATION: (i) ANY AND ALL CLAIMS AGAINST ANY PERSON TO THE EXTENT SUCH PERSON ASSERTS A CROSSCLAIM, COUNTERCLAIM, AND/OR CLAIM FOR SETOFF WHICH SEEKS AFFIRMATIVE RELIEF AGAINST THE DEBTORS, THE ESTATES, THE REORGANIZED DEBTORS OR CONTINUING OFFICERS; (ii) THE AVOIDANCE OF ANY TRANSFER BY OR OBLIGATION OF THE ESTATES OR THE DEBTORS OR THE RECOVERY OF THE VALUE OF SUCH TRANSFER; OR (iii) THE TURNOVER OF ANY PROPERTY OF THE ESTATES.

                  (b) NOTHING CONTAINED IN THE PLAN OR THE CONFIRMATION ORDER SHALL BE DEEMED TO BE A WAIVER OR RELINQUISHMENT OF ANY CLAIM, CAUSE OF ACTION, RIGHT OF SETOFF, OR OTHER LEGAL OR EQUITABLE DEFENSE THAT THE DEBTORS HAD IMMEDIATELY PRIOR TO THE COMMENCEMENT DATE, AGAINST OR WITH RESPECT TO ANY CLAIM LEFT UNIMPAIRED BY THE PLAN. THE REORGANIZED DEBTORS SHALL HAVE, RETAIN, RESERVE, AND BE ENTITLED TO ASSERT ALL SUCH CLAIMS, CAUSES OF ACTION, RIGHTS OF SETOFF, OR OTHER LEGAL OR EQUITABLE DEFENSES WHICH THEY OR ANY OF THEM HAD IMMEDIATELY PRIOR TO THE COMMENCEMENT DATE AS FULLY AS IF THE REORGANIZATION CASES HAD NOT BEEN COMMENCED, AND ALL LEGAL AND EQUITABLE RIGHTS OF ANY REORGANIZED DEBTORS RESPECTING ANY CLAIM LEFT UNIMPAIRED BY THE PLAN MAY BE ASSERTED AFTER THE CONFIRMATION DATE TO THE SAME EXTENT AS IF THE REORGANIZATION CASES HAD NOT BEEN COMMENCED.

         SECTION 13 MISCELLANEOUS PROVISIONS

                  13.1 RETIREE BENEFITS

                  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors, if any (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Nothing herein shall restrict the Reorganized Debtors' rights to modify the terms and conditions of the retiree benefits as otherwise permitted pursuant to the terms of the applicable plans or non-bankruptcy law.

                  13.2 CRITICAL VENDOR AND OTHER PAYMENTS

                  Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent as well as any proof of Claim shall be reduced, if not already reflected therein, by the amount, if any, that was paid by one or more of the Debtors pursuant to orders of the Bankruptcy Court, including, but not limited to, that certain Order (A) Authorizing the Debtors to Pay Certain Prepetition Obligations to Certain Critical Vendors and Service Providers, (B) Establishing Procedures to Obtain Property Held by Such Entities and (C) Granting Related Relief, dated November 13, 2001. To the extent such payments are not reflected in the Schedules, or proofs of Claim, such Schedules and proofs of Claim are hereby amended and reduced to reflect that such payments were made. Nothing in the Plan shall preclude the Reorganized Debtors from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

                  13.3 POST-CONFIRMATION CREDITORS' COMMITTEE

                  The Creditors' Committee, as constituted on the Effective Date, shall continue to exist on and after the Effective Date for the limited purposes of, among other things, reviewing and objecting to Claims, including but not limited to Fee Claims and Administrative Expense Claims, and shall continue to exist until such time as either: (a) the Creditors' Committee voluntarily dissolves itself or consists of less than three members; or (b) the Bankruptcy Court so orders.

                  13.4 AMENDMENTS

                  (a) Plan Modifications with Consent. The Plan may be amended, modified, or supplemented by the Creditors' Committee and the Prepetition Bank Group with the consent of the other, and each of OCM and GSC, in the manner provided for by section 1127(a) of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Claims or Equity Interests pursuant to the Plan, the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed notification does not materially and adversely change the treatment of the Claim of such holder.

                  (b) Other Amendments with Consent. Prior to the Effective Date, the Creditors' Committee and the Prepetition Bank Group, may, with the consent of the other, and each of OCM and GSC, make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

                  (c) Amendments not Effecting a Material Adverse Change on Co-Proponent. Notwithstanding the provisions of Sections 13.4 (a) and (b) hereof, the Creditors' Committee does not need the consent of any other party to modify or amend the Plan in any respect in the event that such modifications or amendments would not (i) be materially inconsistent with the terms and provisions of the Plan with respect to its treatment of or impact upon the Claims of the Prepetition Bank Group or (ii) impact the creditworthiness of the Reorganized Debtors; provided, however, that the Creditors' Committee must notify, in writing, each of the Prepetition Bank Group, OSC, and GSC of any such proposed modification or amendment.

                  13.5 REVOCATION OR WITHDRAWAL OF THE PLAN

                  The Creditors' Committee and the Prepetition Bank Group reserve the right to revoke or withdraw the Plan prior to the Effective Date, subject to the consent of the other. If the Creditors' Committee and the Prepetition Bank Group take such action, the Plan shall be deemed null and void.

                  13.6 CRAMDOWN

                  In the event a Class votes against the Plan and the Plan is not withdrawn as provided above, the Creditors' Committee reserves the right to effect a "cram down" of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Further, to the extent necessary, the terms of the Plan may be modified by the Creditors' Committee to reallocate value from all Classes at and below the level of the objecting Class to all impaired senior Classes until such impaired senior Classes are paid in accordance with the absolute priority rule of section 1129(b) of the Bankruptcy Code. The Creditors' Committee may make such modifications or amendments to the Plan, and such modifications or amendments shall be filed with the Bankruptcy Court and served on all parties in interest entitled to receive notice of the hearing on the confirmation of the Plan prior to such hearing. To the extent any Class is deemed to reject the Plan by virtue of the treatment provided to such Class, the Plan shall be "crammed down" on the claimants within such Class pursuant to section 1129(b) of the Bankruptcy Code.

                  13.7 SEVERABILITY

                  If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Creditors' Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  13.8 GOVERNING LAW

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto or a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  13.9 TIME

                  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

                  13.10 INDEMNITY

                  FROM AND AFTER THE EFFECTIVE DATE, THE REORGANIZED DEBTORS SHALL INDEMNIFY AND HOLD HARMLESS: (i) THE CREDITORS' COMMITTEE AND ANY OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS AND AGENTS; (ii) GSC AND ANY OF ITS RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS AND AGENTS; (iii) THE PREPETITION BANK GROUP AND ANY OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS AND AGENTS AND (iv) THE CONTINUING OFFICERS (COLLECTIVELY THE "POST-EFFECTIVE DATE PARTIES"), FROM AND AGAINST ANY CLAIMS RELATING DIRECTLY OR INDIRECTLY TO THE REORGANIZATION COSTS AND WILL REIMBURSE SUCH PARTIES AS A POST-CONFIRMATION ADMINISTRATIVE CLAIM FOR ALL EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL) INCURRED BY ANY OF THE POST-EFFECTIVE DATE PARTIES IN CONNECTION WITH INVESTIGATING, PREPARING OR DEFENDING ANY SUCH CLAIMS, WHETHER OR NOT IN CONNECTION WITH PENDING OR THREATENED LITIGATION, AS SUCH EXPENSES ARE INCURRED AND PAID, EXCEPT TO THE EXTENT THAT IT IS DETERMINED BY FINAL ORDER THAT SUCH EXPENSES RESULTED PRIMARILY FROM THEIR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE POST-EFFECTIVE DATE PARTIES.

                  13.11 NOTICES

                  All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors or the Creditors' Committee to be effective shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed to Debtors, Reorganized Debtors and the Creditors' Committee, addressed as follows:

                  Debtors and Reorganized Debtors

                  Classic Communications, Inc.
                  6151 Paluxy Road, Building A
                  Tyler, TX 75703
                  Attn: Dale R. Bennett
                  Telephone:  (903) 581-2121
                  Telecopier: (903) 939-8248

                  Counsel to Debtors and Reorganized Debtors

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York  10019-6099
                  Attn: Marc Abrams, Esq.
                        Michael J. Kelly, Esq.
                  Telephone:  (212) 728-8000
                  Telecopier: (212) 728-8111

                  - and -

                  Young Conaway Stargatt & Taylor, LLP
                  The Brandywine Building
                  17th Floor
                  1000 West Street
                  Wilmington, DE 19801
                  Attn: Brendan Linehan Shannon, Esq.
                        Sean M. Beach, Esq.
                        Matthew B. Lunn, Esq.
                  Telephone:  (302) 571-6600
                  Telecopier: (302-571-1253

                  - and -

                  Winstead Sechrest & Minick
                  5400 Renaissance Tower
                  1201 Elm Street
                  Dallas, TX 75270-2199
                  Attn: Michael A. McConnell, Esq.
                  Telephone:  (214) 745-5400
                  Telecopier: (214) 420-8201

                  Counsel for the Creditors' Committee

                  Walsh Monzack And Monaco, P.A.
                  1201 N. Orange Street, Suite 400
                  Wilmington, DE 19801
                  Attn: Francis A. Monaco, Jr., Esq.
                        Joseph Bodnar, Esq.
                  Telephone:  (302) 656-8162
                  Telecopier: (302) 656-2769

                  - and -

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY 10103
                  Attn: Anthony Princi, Esq.
                        Thomas L. Kent, Esq.
                        Brian Goldberg, Esq.
                  Telephone:  (212) 506-5000
                  Telecopier: (212) 506-5151

                  OCM
                  Oaktree Capital Management, LLC
                  333 South Grand Avenue
                  Los Angeles, CA  90071
                  Attn: B. James Ford
                        Michael Harmon
                        Andrew Salter
                  Telephone:  (213) 830-6357
                  Telecopier: (213) 830-6395

                  Counsel to OCM

                  Milbank Tweed Hadley & McCloy LLP
                  601 South Figueroa Street
                  Los Angeles, CA  90017
                  Attn: Paul Aronzon, Esq.
                        Thomas Kreller, Esq.
                  Telephone:  (213) 892-4377
                  Telecopier: (213) 892-4777

                  GSC

                  GSC Recovery II,L.P.
                  500 Campus Drive, Suite 220
                  Florham Park, NJ 07932
                  Attn: Robert A. Hamwee
                        Nicole Botcheos
                  Telephone:  (973) 437-1000
                  Telecopier: (973) 437-1037

                  Counsel to GSC

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, NY 10038
                  Attn: Michael J. Sage, Esq.
                        Gerald C. Bender, Esq.
                  Telephone:  (212) 806-5400
                  Telecopier: (212) 806-6006

                  Goldman

                  Goldman Sachs Credit Partners L.P.
                  85 Broad Street
                  New York, NY 10004
                  Attn: Bruce H. Mendelsohn
                  Telephone:  (212) 902-1696
                  Telecopier: (212) 357-9110

                  Counsel to the Prepetition Bank Group

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attn: Brian S. Rosen, Esq.
                  Telephone:  (212) 310-8000
                  Telecopier: (212) 310-8007

                  - and -

                  Richards, Layton & Finger PA
                  One Rodney Square
                  Wilmington, DE  19801
                  Attn: Mark D. Collins, Esq.
                  Telephone:  (302) 658-6541
                  Telecopier: (302) 651-7701

         SECTION 14 RETENTION OF JURISDICTION

                  Following the Confirmation Date, pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, or related to the Reorganization Cases and the Plan to the fullest extent permitted by law for, among other things, the following purposes:

                  (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (b) To determine any motion, adversary proceeding, avoidance action, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, or that, pursuant to the Plan, may be filed after the Effective Date.

                  (c) To hear and determine objections to the allowance of Claims, whether filed, asserted or made before or after the Effective Date, including, without limitation, to hear and determine objections to the classification of Claims and the allowance or disallowance of Disputed Claims, in whole or in part.

                  (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Equity Interest.

                  (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

                  (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court.

                  (g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

                  (h)      To hear and determine all Fee Claims.

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

                  (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of the Plan following consummation.

                  (k) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

                  (l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

                  (m) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

                  (n) To hear and determine disputes arising in connection with the transfer of the Debtors' FCC licenses.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  (o) To recover all assets of the Debtors and property of the Estates, wherever located.

                  (p)      To enter a final decree closing the Reorganization
                           Cases.

Dated: Wilmington, Delaware

November 8, 2002

                                              Respectfully submitted,

                                TABLE OF CONTENTS


                                                                                                               PAGE
SECTION 1             DEFINITIONS AND INTERPRETATION.............................................................1

A.                    DEFINITIONS................................................................................1

         1.1      Administrative Bar Date........................................................................1

         1.2      Administrative Expense Claim...................................................................1

         1.3      Allowed Claim..................................................................................2

         1.4      Agents  .......................................................................................2

         1.5      Amended Bylaws.................................................................................2

         1.6      Amended Certificates of Incorporation..........................................................2

         1.7      Assets.........................................................................................2

         1.8      Ballot.........................................................................................2

         1.9      Bankruptcy Code................................................................................2

         1.10     Bankruptcy Court...............................................................................3

         1.11     Bankruptcy Rules...............................................................................3

         1.12     Bar Date.......................................................................................3

         1.13     Bar Date Order.................................................................................3

         1.14     Bondholder Claim...............................................................................3

         1.15     Bonds..........................................................................................3

         1.16     Business Day...................................................................................3

         1.17     Cash...........................................................................................3

         1.18     CCI............................................................................................3

         1.19     Claim..........................................................................................3

         1.20     Class..........................................................................................3

         1.21     Classic........................................................................................3

         1.22     Combination Transaction........................................................................3

         1.23     Commencement Date..............................................................................3

         1.24     Confirmation Date..............................................................................3

         1.25     Confirmation Hearing...........................................................................4

         1.26     Confirmation Order.............................................................................4

         1.27     Consolidation Order............................................................................4

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         1.28     Continuing Officer.............................................................................4

         1.29     Convenience Class Claim........................................................................4

         1.30     Credit Agreement...............................................................................4

         1.31     Creditors' Committee...........................................................................4

         1.32     Debtors........................................................................................4

         1.33     DIP Facility...................................................................................4

         1.34     DIP Lenders....................................................................................5

         1.35     DIP Lender Claim...............................................................................5

         1.36     DIP Order......................................................................................5

         1.37     Disallowed Claim...............................................................................5

         1.38     Disbursing Agent...............................................................................5

         1.39     Disclosure Statement...........................................................................5

         1.40     Disclosure Statement Hearing...................................................................5

         1.41     Disclosure Statement Order.....................................................................5

         1.42     Disputed Claim.................................................................................5

         1.43     Disputed Claims Subscription Escrow Account....................................................6

         1.44     Disputed Claims Subscription Purchase Price....................................................6

         1.45     Distribution Record Date.......................................................................6

         1.46     DTC............................................................................................6

         1.47     Effective Date.................................................................................6

         1.48     Eligible Claim Unit............................................................................6

         1.49     Equity Interest................................................................................6

         1.50     Estates........................................................................................6

         1.51     Exercised Disputed Claim.......................................................................6

         1.52     Exercising Claimant............................................................................6

         1.53     Exit Financing.................................................................................6

         1.54     Fee Claim......................................................................................7

         1.55     Final Distribution Date........................................................................7

         1.56     Final Order....................................................................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         1.57     First Priority Lien............................................................................7

         1.58     General Unsecured Claim........................................................................7

         1.59     Goldman........................................................................................7

         1.60     GSC............................................................................................7

         1.61     GSC Subordinated Prepetition Bank Group Claim..................................................7

         1.62     GSC Senior Prepetition Bank Group Claims.......................................................8

         1.63     Indentures.....................................................................................8

         1.64     Indenture Trustee..............................................................................8

         1.65     Indenture Trustee Charging Lien................................................................8

         1.66     Indenture Trustee Fee..........................................................................8

         1.67     Interdebtor Claim..............................................................................8

         1.68     LIBOR..........................................................................................8

         1.69     Lien ..........................................................................................8

         1.70     Management Rights Agreement....................................................................9

         1.71     New Common Stock...............................................................................9

         1.72     New Credit Facilities..........................................................................9

         1.73     New Employment Agreements......................................................................9

         1.74     New Management Incentive Plan..................................................................9

         1.75     New Management Options.........................................................................9

         1.76     New Preferred Stock............................................................................9

         1.77     New Preferred Stock Designation...............................................................10

         1.78     New Preferred Stock Registration Rights Agreement.............................................10

         1.79     New Revolving Credit Facility.................................................................10

         1.80     New Revolving Credit Facility Participants....................................................10

         1.81     New Revolving Credit Facility Non-Participant.................................................10

         1.82     New Senior Secured Credit Agreement...........................................................10

         1.83     New Subordinated Secured Credit Agreement.....................................................10

         1.84     New Subordinated Secured Notes................................................................10

         1.85     New Subordinated Secured Note Election........................................................11

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         1.86     New Term A Notes..............................................................................11

         1.87     New Term B Notes..............................................................................11

         1.88     OCM...........................................................................................12

         1.89     Other Secured Claim...........................................................................12

         1.90     Over-Allotment Rights.........................................................................12

         1.91     Person........................................................................................12

         1.92     Plan..........................................................................................12

         1.93     Plan Documents................................................................................12

         1.94     Plan Securities...............................................................................13

         1.95     Plan Supplement...............................................................................13

         1.96     Prepetition Bank Group........................................................................13

         1.97     Prepetition Bank Group Agreements.............................................................13

         1.98     Prepetition Bank Group Claim..................................................................13

         1.99     Prepetition Bank Group Payment................................................................13

         1.100    Priority Non-Tax Claim........................................................................14

         1.101    Priority Tax Claim............................................................................14

         1.102    Proponents....................................................................................14

         1.103    Pro Rata......................................................................................14

         1.104    Remaining Prepetition Bank Group Claims.......................................................14

         1.105    Reorganization Cases..........................................................................14

         1.106    Reorganized Debtors...........................................................................14

         1.107    Rights Offering...............................................................................14

         1.108    RPR Construction Company Claim................................................................14

         1.109    Schedules.....................................................................................14

         1.110    Secured Claim.................................................................................14

         1.111    Senior Prepetition Bank Group Claims..........................................................15

         1.112    Shareholder Agreement.........................................................................15

         1.113    Subordinated Claim............................................................................15

         1.114    Subscription Rights...........................................................................15

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         1.115    Subscription Rights Election Form ............................................................15

         1.116    Subscription Rights Purchase Price............................................................15

         1.117    Subscription Rights Record Date ..............................................................15

         1.118    Support Agreement.............................................................................15

         1.119    UBOC Swap Agreement...........................................................................16

         1.120    UBOC Swap Agreement Claim.....................................................................16

         1.121    Unexercised Subscription Rights...............................................................16

         1.122    Voting Agent..................................................................................16

         1.123    Voting Class..................................................................................16

         1.124    Voting Deadline...............................................................................16

         1.125    Voting Procedures Order.......................................................................16

         1.126    Voting Record Date............................................................................16

B.                    INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION......................16

SECTION 2             ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND FEE CLAIMS.........................17

         2.1      Administrative Expense Claims.................................................................17

         2.2      Administrative Bar Date.......................................................................17

         2.3      Priority Tax Claims...........................................................................18

         2.4      Fee Claims....................................................................................18

         2.5      DIP Lender Claims.............................................................................18

SECTION 3             CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............................................18

SECTION 4             TREATMENT OF CLAIMS AND EQUITY INTERESTS..................................................20

         4.1      Priority Non-Tax Claims (Class 1).............................................................20

         4.2      Prepetition Bank Group Claim (Class 2)........................................................20

                  (a)      Allowance............................................................................20

                  (b)      Agency Fee...........................................................................20

                  (c)      Allowed Prepetition Bank Group Claim.................................................20

                  (d)      New Subordinated Secured Note Election...............................................20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
                  (e)      GSC Subordinated Prepetition Bank Group Claim........................................21

                  (f)      New Revolving Credit Facility........................................................21

                  (g)      New Revolving Credit Facility Non-Participants.......................................21

                  (h)      Allocation of New Term A Notes and New Term B Notes..................................22

         4.3      UBOC Swap Agreement Claim (Class 3)...........................................................22

         4.4      RPR Construction Company Claim (Class 4)......................................................23

         4.5      Other Secured Claims (Class 5)................................................................23

         4.6      Convenience Class Claims (Class 6)............................................................23

         4.7      General Unsecured Claims (Class 7)............................................................23

         4.8      Bondholder Claims (Class 8)...................................................................24

         4.9      Interdebtor Claims (Class 9)..................................................................24

         4.10     Subordinated Claims (Class 10)................................................................24

         4.11     Equity Interests (Class 11)...................................................................24

SECTION 5             MEANS FOR IMPLEMENTATION..................................................................25

         5.1      Compromise and Settlement.....................................................................25

         5.2      Deemed Consolidation of Debtors for Plan Purposes Only........................................25

                  (a)      Consolidation........................................................................25

                  (b)      Order Granting Consolidation.........................................................25

         5.3      Combination Transactions......................................................................26

         5.4      Continued Corporate Existence and Vesting of Assets in Reorganized Debtors....................26

         5.5      The Exit Financing............................................................................26

         5.6      New Credit Facilities.........................................................................27

         5.7      Management Incentive Plan.....................................................................27

         5.8      Cancellation of Existing Securities and Agreements............................................27

         5.9      Release of Liens..............................................................................27

         5.10     Board of Directors............................................................................28

         5.11     Corporate Action..............................................................................28

         5.12     Dissolution of Certain Debtors................................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

         5.13     Regulatory Approval of Rate Changes...........................................................29

         5.14     Exemption from Certain Transfer Taxes.........................................................29

         5.15     Securities Law Exemptions.....................................................................30

         5.16     Management Rights Agreement...................................................................30

SECTION 6             THE RIGHTS OFFERING.......................................................................30

         6.1      Issuance of New Preferred Stock...............................................................30

         6.2      Distribution of Subscription Rights...........................................................30

         6.3      Exercise of Subscription Rights...............................................................31

         6.4      Backstop by OCM...............................................................................31

         6.5      Distribution of New Preferred Stock...........................................................32

         6.6      Procedures with Respect to Disputed Claims....................................................32

                  (a)      Exercise of Subscription Rights......................................................32

                  (b)      Release of New Preferred Stock.......................................................32

                  (c)      Release of New Preferred Stock from Escrow...........................................32

         6.7      No Interest...................................................................................33

         6.8      Validity of Exercise of Subscription Rights...................................................33

SECTION 7             DISTRIBUTIONS.............................................................................33

         7.1      Objections to Claims; Prosecution of Disputed Claims..........................................33

         7.2      Estimation of Claims..........................................................................33

         7.3      Distribution Record Date......................................................................34

                  (a)      General..............................................................................34

                  (b)      Distributions through DTC............................................................34

         7.4      Date of Distributions.........................................................................34

         7.5      Satisfaction of Claims........................................................................34

         7.6      Distributions to Classes 2 and 8..............................................................34

         7.7      Disbursing Agent..............................................................................35

         7.8      Rights and Powers of Disbursing Agent.........................................................35

                  (a)      Powers of the Disbursing Agent.......................................................35

                  (b)      Expenses Incurred on or After the Effective Date.....................................36

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         7.9      Compensation to Indenture Trustee.............................................................36

         7.10     Indenture Trustee as Claim Holder.............................................................36

         7.11     Surrender of Instruments......................................................................36

         7.12     Delivery of and Unclaimed Distributions.......................................................36

         7.13     Manner of Payment Under Plan..................................................................37

         7.14     Fractional Securities.........................................................................37

         7.15     Setoffs.......................................................................................37

         7.16     Compromise of Controversies...................................................................38

SECTION 8             PROCEDURES FOR DISPUTED CLAIMS............................................................38

         8.1      Objections to Claims..........................................................................38

         8.2      Payments and Distributions with Respect to Disputed Claims....................................38

         8.3      Preservation of Insurance.....................................................................38

         8.4      Distributions After Allowance.................................................................39

         8.5      No Recourse...................................................................................39

SECTION 9             EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................39

         9.1      General Treatment.............................................................................39

         9.2      Cure of Defaults..............................................................................40

         9.3      Rejection Claims..............................................................................41

         9.4      Survival of Certain of the Debtors' Corporate Indemnities.....................................41

SECTION 10            CONDITIONS PRECEDENT TO CONFIRMATION......................................................41

         10.1     Conditions Precedent..........................................................................41

         10.2     Waiver of Condition Precedent.................................................................41

SECTION 11            CONDITIONS PRECEDENT TO THE EFFECTIVE DATE................................................41

         11.1     Conditions Precedent..........................................................................41

         11.2     Waiver of Conditions Precedent................................................................42

SECTION 12            EFFECT OF CONFIRMATION....................................................................42

         12.1     Vesting of Assets.............................................................................42

         12.2     Discharge of Claims and Termination of Equity Interests.......................................42

         12.3     Discharge of Debtors..........................................................................43

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         12.4     Preservation of Insurance.....................................................................43

         12.5     Term of Injunctions or Stays..................................................................43

         12.6     Injunction Against Interference With Plan.....................................................43

         12.7     Exculpation...................................................................................43

         12.8     Release of Claims.............................................................................44

                  (a)      Release of Continuing Officers.......................................................44

                  (b)      Release By Holders...................................................................44

                  (c)      Release By Debtors...................................................................45

         12.9     Injunction....................................................................................45

         12.10    Retention of Causes of Action/Reservation of Rights...........................................46

SECTION 13            MISCELLANEOUS PROVISIONS..................................................................46

         13.1     Retiree Benefits..............................................................................46

         13.2     Critical Vendor and Other Payments............................................................47

         13.3     Post-Confirmation Creditors' Committee........................................................47

         13.4     Amendments....................................................................................47

                  (a)      Plan Modifications with Consent......................................................47

                  (b)      Other Amendments with Consent........................................................47

                  (c)      Amendments not Effecting a Material Adverse Change on Co-Proponent...................48

         13.5     Revocation or Withdrawal of the Plan..........................................................48

         13.6     Cramdown......................................................................................48

         13.7     Severability..................................................................................48

         13.8     Governing Law.................................................................................49

         13.9     Time..........................................................................................49

         13.10    Indemnity.....................................................................................49

         13.11    Notices.......................................................................................49

SECTION 14               RETENTION OF JURISDICTION..............................................................52